Exhibit 10.1

SOVEREIGN BANK – LOAN NO. 17036096

LOAN AGREEMENT

AMONG

Sovereign Bank

As Lender

______________________________________________

Lazarus Marketing & Refining, LLC

As Borrower

and

______________________________________________

Jonathan Pitts Carroll, Sr., Blue Dolphin Energy Company, Lazarus Energy LLC and Lazarus Energy Holdings LLC

As Guarantors

LOAN AGREEMENT

This Loan Agreement is made and entered this 4th day of December, 2015, by and among Sovereign Bank (“Lender”), Lazarus Refining & Marketing, LLC, a Delaware limited liability company (“Borrower”), and Jonathan Pitts Carroll, Sr., a Texas resident (“Carroll”), Blue Dolphin Energy Company, a Delaware corporation (“Blue Dolphin”), Lazarus Energy LLC, a Delaware limited liability company (“Lazarus Energy”), and Lazarus Energy Holdings LLC, a Delaware limited liability company (“LEH”, and jointly and severally together with Carroll, Blue Dolphin and Lazarus Energy, collectively “Guarantor” or “Guarantors”).

RECITALS

WHEREAS, Borrower has heretofore entered into that certain Loan and Security Agreement, dated as of June 22, 2015, by and between the Borrower and Lender (the “Bridge Loan Agreement”), pursuant to which Lender advanced a term loan in the principal amount of $3,000,000 for the purpose of acquiring equipment obtained on or around June 22, 2015, from a refinery in Longview, Texas that was or is to be installed at the Nixon Refinery and leased to Lazarus Energy (the “Bridge Loan Equipment”);

WHEREAS, Lazarus Energy, an Affiliate of Borrower, is the owner of an oil refinery plant located at 11372 US Hwy 87, Nixon, Wilson County, Texas (together with all Improvements or alterations made thereto, the “Nixon Refinery”);

WHEREAS, Borrower desires to construct the Storage Improvements (as defined below) which shall be installed on the Land and leased to Lazarus Energy and/or unaffiliated third parties; and

WHEREAS, Borrower has requested that Lender provide long-term financing (a) to fund the construction costs of the Storage Improvements; (b) to repay the Bridge Debt under the Bridge Loan Agreement and the related loan documents; (c) to fund the Construction Contingency Account for contingency costs relating to the Storage Improvements; and (d) to pay for closing fees and costs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Article 1
Definitions.

1.1 Certain Defined Terms.

Unless a particular term, word or phrase is otherwise defined or the context otherwise requires, capitalized terms, words and phrases used herein or in the Loan Documents (as hereinafter defined) have the following meanings (all definitions that are defined in this Agreement in the singular to have the same meanings when used in the plural and vice versa):

Advance shall have the meaning given such term in Section 3.4.

Affiliate shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

Agreement shall mean this Loan Agreement, as it may from time to time be amended, modified, restated or supplemented.

Annual Financial Statements shall mean, with respect to any Person, the annual financial statements of such Person, which statements shall include a balance sheet and an income statement as of the end of such fiscal year, all prepared in conformity with GAAP.

Attorney Representation Notice shall mean that certain Attorney Representation Notice Dated as of the Closing Date in Proper Form executed by Borrower.

Bankruptcy Code shall mean the United States Bankruptcy Code, as amended, and any successor statute.

Borrower’s Affidavit shall mean an affidavit in the form of Exhibit D attached hereto and made a part hereof signed by the President of Borrower.

Bridge Debt shall mean the outstanding principal, interest, fees and other amounts outstanding under the Bridge Loan Agreement between Lender and Borrower and the related loan documents.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to close in Dallas, Texas.

Ceiling Rate shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or state laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that the state law establishes the Ceiling Rate, the Ceiling Rate shall be the weekly ceiling rate for that day. Lender may from time to time, as to current and future balances, implement any other ceiling under applicable federal or state laws by notice to Borrower, if and to the extent permitted by applicable laws and regulations. Without notice to Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward or downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

Certification Regarding Anti-Terrorism Laws shall mean that certain Certification Regarding Anti-Terrorism Laws dated the Closing Date, from Borrower and Guarantors to Lender.

Closing Date shall mean December 4, 2015.

Code shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

Collateral shall mean all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to the Security Documents or any liens, security interests or encumbrances granted pursuant to the Security Documents, including without limitation, all “Property” as defined in the Deed of Trust and all “Collateral” as defined in any Security Document, and shall include, without limitation, the Storage Improvements and the equipment financed by the Bridge Loan.

Commercial Land shall mean the Land.

Conditional Commitment shall mean Form 4279-3, Conditional Commitment for Guarantee issued by RBS in connection with this Loan.

Construction Contingency Account shall mean a non-interest bearing account in Lender’s or its designee’s name maintained by Lender, into proceeds of the Loan will be funded for construction contingency purposes in accordance with Sections 2.2 and 3.4.

Construction Rider shall mean the Construction Rider in the form of Exhibit C or otherwise acceptable to Lender, which Construction Rider is incorporated into this Agreement pursuant to Section 3.3.

Corporation shall mean corporations, limited liability companies, partnerships, joint ventures, joint stock associations, business trusts and other business entities, whether organized under the laws of the United States of America or of a foreign jurisdiction.

Current Assets shall mean all assets, which in accordance with GAAP would be included in current assets.

Current Liabilities shall mean all Indebtedness which in accordance with GAAP would be included as current liabilities.

Current Ratio shall mean the ratio of Current Assets to Current Liabilities.

Debt shall mean, with respect to any Person, the sum of (a) all borrowings under the Note of such Person; (b) any obligation of such Person for borrowed money which under GAAP is shown on the balance sheet as a liability (including the principal component of capitalized lease obligations, but excluding reserves for deferred income taxes, deferred pension liability and other deferred expenses and reserves); (c) Indebtedness for borrowed money secured by any Lien existing on Property owned by such Person subject to such Lien, whether or not the Indebtedness secured thereby shall have been assumed; (d) guarantees of borrowed money Indebtedness and endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) or such Person; (e) obligations of such Person arising under letters of credit; (f) the redemption amount owed by such Person with respect to any equity interest required to be redeemed; and (g) to the extent not covered in clauses (a) through (f) above, all liabilities (including short-term and long-term liabilities) of such Person which under GAAP would be shown on the balance sheet as a liability.

Debt Service Coverage Ratio shall mean, as of the close of the date of determination, the ratio computed for the period consisting of the trailing twelve month period (ending on such date of determination) of: (a) the combined EBITDA (for such trailing twelve month period) of Borrower and Lazarus Energy minus all property taxes and insurance to be paid for such trailing twelve month period if not yet paid during such period minus all distributions or dividends made by Borrower and Lazarus Energy (subject to Lender’s consent rights to the same as provided in this Agreement) during such trailing twelve month period; to (b) the sum (for such trailing twelve month period) of all scheduled principal and interest of Borrower and Lazarus Energy in each case scheduled or required to be made for the period of measurement, in each case in accordance with GAAP.

Debtor Relief Law shall mean any Legal Requirements relating to bankruptcy, reorganization, compromise arrangement, insolvency, readjustment of debt, general assignment for the benefit of creditors, dissolution or liquidation or similar proceeding of any jurisdiction.

Deed of Trust shall mean collectively (a) that certain Deed of Trust, Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated as of the Closing Date, in Proper Form, executed by Lazarus Energy in favor of Robert Blount, as trustee, for the benefit of Lender, covering and affecting the Land, the Nixon Refinery and the real and personal property described or otherwise encumbered therein (the “LE Deed of Trust”), and (b) that certain Leasehold Deed of Trust, Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated as of the Closing Date, in Proper Form, executed by Borrower in favor of Robert Blount, as trustee, for the benefit of Lender, covering and affecting the real and personal property described or otherwise encumbered therein (the “Borrower Deed of Trust”), in each case as the same may be amended, modified, restated or supplemented from time to time.

Default shall mean an event, which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

Default Rate shall mean, on any day, a rate per annum equal to the Ceiling Rate for that day.

Disbursement Account shall mean a non-interest bearing account in Lender’s or its designee’s name in a financial institution selected by Lender.

Disclosure Schedule shall mean the Disclosure Schedule attached hereto as Schedule 1.

Document Correction Agreement shall mean that certain Agreement of Assurance dated as of the Closing Date in Proper Form executed by Borrower, as the same may from time to time be amended, modified, supplemented or restated.

EBITDA shall mean, with respect to any Person, for any applicable period and with the respect to such Person, the sum of the following for such Person (and its consolidated subsidiaries, if any): (a) net income (determined in accordance with GAAP), plus (b) to the extent deducted in determining net income, the sum of (i) amounts attributable to amortization, depletion and depreciation of assets, (ii) income tax expense, and (iii) Interest Expense for such period, and minus, to the extent included in the statement of such net income for such period, the sum of (A) interest income (except to the extent deducted in determining Interest Expense), and (B) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such net income for such period, gains on the sales of assets).

Environmental Claim shall mean any third party (including Governmental Authorities and employees) action, lawsuit, claim or proceeding (including claims or proceedings at common law or under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (a) noise; (b) pollution or contamination of the air, surface water, ground water or land or the cleanup of such pollution or contamination; (c) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (d) exposure to Hazardous Substances; (e) the safety or health of employees; or (f) the manufacture, processing, distribution in commerce or use of Hazardous Substances. An Environmental Claim includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of an applicable permit, license, or regulation as  alleged by any Governmental Authority.

Environmental Liabilities includes all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including attorneys’ fees and court costs.

Environmental Permit shall mean any permit, license, approval or other authorization under any applicable Legal Requirement relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances.

Equipment and General Intangibles shall have the respective meanings assigned to them in the UCC in force on the Closing Date.

Event of Abandonment shall mean (a) the written announcement by Borrower of a decision to abandon or indefinitely defer, or the abandonment of, the construction or completion or operation of all or any material part of the Storage Improvements for any reason, or (b) the total suspension for more than 30 consecutive days or abandonment of the construction of the Storage Improvements.

Event of Default shall have the meaning assigned to it in Section 7.0.

Event of Taking shall mean the occurrence of any of the following events carried out by any Governmental Authority: (a) any condemnation, nationalization, seizure, compulsory acquisition, or expropriation of all or any portion of (i) the Storage Improvements or (ii) the business operations of Borrower; or (b) any intervention in, or assumption of custody or control of, all or any portion of (i) the Storage Improvements or (ii) the business operations of Borrower.

Financing Statements shall mean all such Uniform Commercial Code financing statements as Lender shall require, in Proper Form, duly executed (or authorized, as appropriate) by Borrower, Lazarus Energy or others to give notice of and to perfect or continue perfection of Lender’s Liens in all Collateral.

Funds Control Agreement shall mean any funds control agreement or similar agreement from time to time entered into between Lender and any third party (including a monitoring consultant described in Section 3.3), in form acceptable to Lender, for the purpose of such third party’s monitoring or controlling of the disbursement of the Loan or Advances relating to the construction of the Storage Improvements and/or relating to any other use of proceeds of the Loan or Advances thereunder.

GAAP shall mean, as to a particular Person, such accounting practice as, in the opinion of independent certified public accountants of recognized national standing, conforms at the time to generally accepted accounting principles, consistently applied. In addition, GAAP means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board; and (b) which are consistently applied for all periods after the Closing Date so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as GAAP, all reports and financial statements required hereunder may be prepared in accordance with such change. Notwithstanding the foregoing, as to individuals only, GAAP means such accounting principles and practices as, in the opinion of such accountants, conform at the time to such individual’s federal income tax basis of accounting, consistently applied.

Governmental Authority shall mean any foreign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any central Bank, agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Lender, Borrower, Guarantor any Party or their respective Property.

Guaranty shall mean collectively all guaranties dated as of the Closing Date in Proper Form executed by all Guarantors in favor of Lender, as any of the same may from time to time be amended, modified, restated or supplemented.

Guarantor shall mean, to the extent the term is preceded or qualified with the word “any”, “each” or “such” or like word, each of Carroll, Blue Dolphin, Lazarus Energy and LEH individually; otherwise, the term Guarantor shall mean any and all of them collectively on a joint and several basis, and Guarantors shall mean all of them collectively on a joint and several basis.

Hazardous Substance shall mean petroleum products, and any hazardous or toxic waste or substance defined or regulated as such from time to time by any law, rule, regulation or order described in the definition of Requirements of Environmental Law.

Improvements shall mean all buildings and other improvements now or hereafter placed on the Land, as well as all appurtenances, betterments and additions thereto; all and singular the rights, privileges, hereditaments, and appurtenances in any wise incident or appertaining to said Land and improvements, including, without limitation, any and all rights to the present or future use of waste water, waste water capacity, drainage, water or other utility facilities to the extent same pertain to or benefit said Land or the improvements located thereon, including, without limitation, all reservations of or commitments or letters covering any such use in the future whether now owned or hereafter acquired.

Indebtedness shall mean and include, without duplication, (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, letter of credit contingent reimbursement obligations and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others; (c) the redemption amount with respect to any equity interest to be redeemed; and (d) all indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed; provided, that the term Indebtedness shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to Lender in trust for the payment thereof.

Indemnification Agreement shall mean that certain Indemnification Agreement dated the Closing Date, by and between Borrower and Lender.

Interest Expense shall mean, with respect to any Person and for any applicable period, the aggregate interest expense (both accrued and paid and net of interest income paid during such period to such Person) of such Person for such applicable period, including the portion of any payments made in respect of capitalized lease liabilities allocable to interest expense, but excluding one-time write-offs of unamortized upfront fees associated with this Agreement.

Key Agreements shall mean all contracts, permits, licenses and other rights acquired by a person or to which such Person are a party or by which such Person is bound and from time to time material to the ownership of assets or the operations of such Person, including, without limitation and for sake of clarity, (a) the construction contract relating to the Storage Improvements described in the Construction Rider or any construction contract with the general contractor relating to the construction of the Storage Improvements (each, a “Construction Contract”), (b) the Ground Lease Agreement dated June 1, 2015, between Borrower and Lazarus Energy, as amended by the certain Amendment to Ground Lease dated November 17, 2015 (as so amended, the “Ground Lease”), (c) the Equipment Lease dated June 1, 2015, between Borrower and Lazarus Energy (the “Equipment Lease”), (d) the Tolling Agreement dated October 1, 2015, between Borrower and Lazarus Energy, and (e) each lease, rental or other agreement between Borrower and any other Person relating to storage services provided by Borrower or in connection with Borrower’s assets, including from the Collateral constituting the Storage Improvements.

Land shall mean that certain approximate 56.309 acre tract of land (comprised of an approximate 51.309 acre tract and a 5.000 acre tract) situated in Wilson County, Texas, more particularly described on Exhibit A attached hereto and made a part hereof.

LE Loan Agreement shall mean that certain Loan Agreement dated June 22, 2015, between Lazarus Energy, as borrower, and Lender, as amended, supplemented, restated and otherwise modified from time to time.

Legal Requirement shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future, including, without limitation, any Requirements of Environmental Law.

Lien shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien whether based on common law, constitutional provision, statute or contract.

Loan shall mean the loan provided for in Section 2.1 hereof.

Loan Documents shall mean, collectively, the Note, this Agreement, the Guaranties, the Security Documents, the Authorization Agreement for automatic drafts, the Disclaimer of Oral Agreements, the Document Correction Agreement, the Borrower’s Affidavit, the Attorney Representation Notice, the Indemnification Agreement, the Certification Regarding Anti-Terrorism Laws, the Secretary’s Certificate(s), and the Financing Statements, each dated as of the Closing Date, and all instruments, certificates and agreements now or hereafter executed or delivered to Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

Material Adverse Effect shall mean a material adverse effect (as determined by Lender acting in good faith) upon (a) the condition (financial or otherwise), business, operations, assets or prospects of (i) Borrower or any Guarantor or (ii) a material portion of the Storage Improvements or the Collateral; (b) the ability of Borrower, any Guarantor or any other Party to fully and timely perform its respective obligations under the Loan Documents, the RBS Documents or the Key Agreements; (c) the rights and remedies of Lender under any of the Loan Documents; (d) the legality, validity, binding nature or enforceability of any Loan Document or any Key Agreements.

Maturity Date shall have the meaning given such term in the Note.

Mortgagee’s Policy of Title Insurance shall mean a mortgagee’s policy or policies of title insurance issued in favor of Lender by an underwriter satisfactory to Lender insuring the Lien of the LE Deed of Trust as a second priority lien in an amount equal to Ten Million and NO/100 Dollars ($10,000,000), subject only to such encumbrances as are acceptable to Lender.

Net Worth shall mean as to any Person, (a) all assets of such Person, less (b) all liabilities of such Person, all determined in accordance with GAAP.

Note shall mean collectively, that certain adjustable rate promissory note dated as of the Closing Date, the form of which is attached hereto as Exhibit B and made a part hereof, made and executed by Borrower payable to the order of Lender in the aggregate original principal amount of $10,000,000, and all modifications, renewals, extensions, increases and rearrangements of, and substitutions for such promissory note.

Obligations shall mean, as at any date of determination thereof, all obligations and liabilities of Borrower or any Guarantor arising under or in connection with a Loan Document, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising, in respect of: (a) any and all sums, including principal, interest (including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to Borrower or any Guarantor), expenses, premiums, Prepayment Consideration (as defined in the Note), costs (including court costs), charges, fees (including attorneys’ fees) indemnities or other liabilities called for in the Note or in any Loan Document; (b) all other agreements, covenants, conditions, warranties, representations, liabilities, obligations and indebtedness of any Party now or hereafter created or incurred, in whole or in part, under this Agreement or any other Loan Document; (c) all other debts of any kind and character now or hereafter owing by Borrower or any Guarantor to the Lender whether such debts be evidenced by written instrument or not and whether they be direct obligations arising out of a guaranty, endorsement, suretyship or otherwise, or whether they be joint, several or indirect, and whether they were heretofore or are hereafter purchased or acquired and any and all amendments, modifications, renewals, extensions, increases, or rearrangements in whole or in part of any of the above.

Organizational Documents shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a limited liability company, the articles of organization, the limited liability company operating agreement and the regulations of such limited liability company; with respect to a partnership, the partnership agreement establishing such partnership and the certificate of limited partnership as to any limited partnership, with respect to a joint venture, the joint venture agreement establishing such joint venture; and, with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof.

Parties shall mean Borrower, Guarantor, and any other party (other than Lender) executing any Loan Document.

Person shall mean any individual, corporation, limited liability company, partnership, joint venture, joint stock association, business trust, other business entity, trust, unincorporated organization, Governmental Authority or any other form of entity.

Prime Rate as used herein shall mean the “Prime Rate” as defined in the Note.

Prepayment Consideration shall have the meaning set forth in the Note.

Proper Form shall mean in form and substance satisfactory to Lender.

Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

Quarterly Financial Statements shall mean the quarterly financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such calendar quarter and an income statement for such calendar quarter and for the fiscal year to date, all setting forth in comparative form the corresponding figures for the corresponding calendar quarter of the preceding year, prepared in accordance with GAAP (with the exclusion of notes and an auditor’s opinion) and certified as fairly reflecting the financial condition of such Person as of the date thereof and for the period covered thereby, subject to normal yearend adjustments, by the Chief Financial Officer or President of such Person.

RBS shall mean The Unites States of America acting through and by its agency, the Rural Business Cooperative Service, United States Department of Agriculture, or its successor agency.

RBS Agreement of Compliance shall mean that certain Agreement of Compliance of Borrower dated as of the Closing Date.

RBS Documents shall mean all of the following duly executed by or on behalf of the parties thereto and in Proper Form: (a) Loan Note Guarantee (Form 4279-5); (b) Certificate of Incumbency (Form 4279-7), if applicable; (c) Lender’s Agreement (Form 4279-4); (d) the RBS Agreement of Compliance; and (e) any other document executed by any Party for the benefit of RBS or the United Stated Department of Agriculture or any of its agencies or subdivisions in connection with the Loan Documents, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

RBS Guarantee shall mean that certain guaranty of the United States of America acting through RBS in the amount of seventy percent (70%) of the principal amount of the Note, said guaranty being Seven Million and 00/100 Dollars ($7,000,000).

RBS Guarantee Fee shall mean that certain fee imposed by RBS in the amount of three percent (3%) of the amount of the RBS Guarantee in connection with this Loan, said fee being Two Hundred Ten Thousand and 00/100 Dollars ($210,000).

Related Person shall mean, with respect to any Person, any individual, corporation, organization or other entity that is an officer, director, stockholder, partner or employee of such Person.

Remedial Action shall mean any action necessary to ensure compliance with the Requirements of Environmental Law including (a) the removal and disposal or containment (if containment is practical under the circumstances and is permissible within Requirements of Environmental Law) or monitoring of any and all Hazardous Substances at the Property; (b) the taking of necessary precautions to protect against the release or threatened release of Hazardous Substances at, on, in, about, under, within or near the air, soil, surface water, groundwater or soil vapor at the Property or any public domain affected by the Property or any surrounding areas thereof; (c) any action necessary to mitigate the usurpation of wetlands, pinelands or other protected land or reclaim the same or to protect and preserve wildlife species; (d) any action necessary to meet the requirement permit; or (e) any other action required to satisfy Requirements of Environmental Law imposed upon Borrower the property and/or any operation thereon.

Requirements of Environmental Law shall mean all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any Governmental Authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or cleanup of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use discharge or storage of Hazardous Substances.

Rural Area shall mean all territory of a State that is not within the outer boundary of any city having a population of fifty thousand or more and its immediately adjacent urbanized and urbanizing area with a population density of more than one hundred persons per square mile, as determined by the Secretary of Agriculture according to the latest decennial census of the United States.

Secretary’s/Member’s Certificate shall mean a certificate, in Proper Form, of the Secretary or an Assistant Secretary or a Member of a Person as to (a) the resolutions of the Board of Directors or other governing body of such Person authorizing the execution, delivery and performance of the documents to be executed by such Person; (b) the incumbency and signature of the officer of such Person executing such documents on behalf of such Person; and (c) the Organizational Documents of such Person.

Security Documents shall mean (a) that certain Security Agreement dated as of the Closing Date executed by Borrower in favor of Lender covering, among other Property, the Contract Rights, General Intangibles, Instruments, Chattel Paper, Furniture, Fixtures and Equipment of Borrower, together with a joinder thereto executed by Lazarus Energy (the “Security Agreement”); (b) the Deed of Trust; (c) the Assignment of Leases and Rents dated as of the Closing Date; (d) the Collateral Assignment of Key Agreements dated as of the Closing Date in favor of Lender, together with the acknowledgements thereto; (e) that certain Pledge Agreement dated as of the Closing Date executed by LEH in favor of Lender pledging, among other things, 250,000 shares of stock of Blue Dolphin; and (f) that certain Assignment of Life Insurance Policy as Collateral dated as of August 4, 2015, as amended by that certain Amendment to Assignment of Life Insurance Policy as Collateral dated November 11, 2015 and recorded on November 24, 2015, covering Carroll in favor of Lender with respect to a Life Insurance Policy No. N100249850 with Nationwide Life Insurance Company on Carroll in an amount of $10,000,000 (such life insurance policy, the “Carroll Life Insurance Policy”; and such assignment and the amendments related thereto, the “Insurance Assignment”), provided that in accordance with Section 8.19, (i) the assignment of such life insurance policy to secure the Obligations is subordinate to a prior assignment of such life insurance policy in favor of One World Bank and (ii) proceeds of the assignment of such life insurance policy to Lender will be applied to repay the “Obligations” under the LE Loan Agreement up to $5,000,000 prior to repaying the Obligations (except that any remaining amounts, if any, after repayment of the first $5,000,000 of the “Obligations” under the LE Loan Agreement and after repayment of the Obligations may thereafter continue to be applied to repay the “Obligations” under the LE Loan Agreement); together with any and all pledge, security or other collateral agreements, documents or instruments hereafter executed in favor of Lender in connection with, or as security for, the Obligations, as any of them may be amended, modified, restated or supplemented from time to time.

Survey shall mean an ALTA boundary survey of the Land in Proper Form dated December 2000 and re-inspected February 13, 2006 or as may be required by Lender, performed by a registered public land surveyor duly licensed as such in the State in which the Land is located, acceptable to the Lender (and, in each instance that the Lender shall so require, to the title company), or such other survey as acceptable to Lender, which survey shall show the Storage Improvements upon the completion of construction of the Storage Improvements]. Except as otherwise acceptable to Lender, each Survey shall be evidenced by a survey plat with north arrow showing the length and direction of the perimeter boundaries of the Land, the location and dimensions of all improvements in place as of the date of such survey, names of adjacent and nearby streets and roads, setback lines, encroachments, easements, rights-of-way and railroads, if any, affecting the Land, a legal description of the Land, and the date of the survey. The print of each Survey shall contain the duly executed and sealed certification of the surveyor certifying to the Lender (and, in each instance that the Lender shall so require, to the title company), substantially as follows:

I hereby certify to the Lender and the Title Company that on [date], this survey was made on the ground by me or under my supervision as per the field notes set forth on or attached to this survey and correctly and accurately shows: the boundaries and area to  the nearest ten-thousandth (1/10,000) of an acre (or the nearest square foot) of the subject property; the sizes, locations and types of all buildings and other improvements thereon (if any) and the locations of all easements, rights-of-way, setback lines and other matters affecting the subject property and which are of record or, whether or not they are of record, which are visible or of which I have been advised.

Except as shown on this survey, there are no encroachments upon the subject property by improvements on adjacent property, there are no party walls with or encroachments upon adjacent property, streets or alleys or onto any improvements setback line by any improvements on the subject property and there are no conflicts or protrusions. Adequate ingress and to and egress from the subject property is provided by US Highway 87 which is a paved, dedicated public right-of-way maintained by the City of Nixon or the County of Wilson, Texas.

None of the improvements, if any, on the subject property is situated so as to violate any setback line requirement.

No part of the subject property liens within the 100 year Flood Plain or in an identified Flood Prone Area or Special Flood Hazard Area, as such capitalized terms are defined by the U. S. Department of Housing and Urban Development in administering the Flood Disaster Protection Act of 1973, as amended.

Stated Rate shall mean the per annum interest rate specified in the Note applicable to the Loan (which as of the Closing date is equal to the Prime Rate as of the Closing Date + 2.75%), as subsequently adjusted in accordance with the terms of the Note and this Agreement.

Storage Improvements shall mean (a) three (1) 100,000 barrel (bbl) capacity tanks for storage of crude oil (petroleum), together with an API 650 cone roof tank, a carbon steel plan floating roof, and a ring-wall foundation; and (b) such other Improvements or modifications to the Storage Improvements as approved by Lender.

Tangible Net Worth shall mean as to any Person, the total assets (valued at the lesser of (a) cost less normal depreciation or (b) fair market value and excluding subordinated debt and appraisal surplus) of such Person, less (1) all intangibles and (2) all liabilities, all determined in accordance with GAAP of such Person. The intangibles shall include (i) deferred charges, (ii) the amount of any write up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired (excluding marketable securities) and (iii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expenses and other like intangibles.

Total Assets shall mean all assets of Borrower which in accordance with GAAP would be included in assets.

UCC shall mean the Uniform Commercial Code of the State of Texas, or if the creation, perfection, and enforcement of any security interest granted in the Security Documents is governed by the laws of a state other than the State of Texas, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

USDA Conditional Commitment shall mean the Conditional Commitment, on Form 4279-3, dated September 17, 2015, issued by the United States Department of Agriculture Rural Development, relating to Case No. 51-047-*****5708 and a loan to Borrower in the principal amount of $10,000,000, as amended by a letter from the United States Department of Agriculture Rural Development dated October 23, 2015, and as may be amended, supplemented, restated or otherwise modified from time to time.

Working Capital shall mean Current Assets minus Current Liabilities.

Working Capital Proceeds shall have the meaning assigned in Section 2.2 of this Agreement.

1.2 Miscellaneous.  Except as otherwise expressly provided or the context otherwise requires, the following rules of interpretation shall apply to this Agreement and the other Financing Documents: (a) the words hereof, herein, and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein) and shall include any appendices, schedules, exhibits, clarification letters, side letters and disclosure letters executed in connection therewith; (f) any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent permitted under the Loan Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (g) any reference to any Legal Requirements in any of the Loan Documents shall include all references to such Legal Requirements as amended from time to time; (h) all terms of an accounting or financial nature shall be construed in accordance with GAAP; and (i) to the extent that there is more than one Guarantor with respect to the Loan, all representations, warranties, covenants and other obligations of “Guarantor” in this Agreement and in any other Loan Document are and shall be the representations, warranties, covenants and obligations of all Guarantors on a joint and several basis.

Article 2
The Loan

2.1 The Loan.  Subject to the terms and conditions of this Agreement, Lender agrees to make a loan to Borrower (in the time frame specified in Section 3.4) in an aggregate principal amount not to exceed $10,000,000, the proceeds of which will be disbursed in accordance with Section 3.4.  Amounts prepaid or repaid in respect of the Loan (or any Advances made under the Loan) may not be reborrowed.

2.2 Use of Proceeds.  The proceeds of the Loan (including any Advances) shall be used by Borrower as follows:

(a)	To repay the Bridge Debt in full, which is estimated to be $3,000,000 in principal plus accrued interest thereon and fees related thereto.

(b)
To pay for the construction of the Storage Improvements; provided that not more than Five Million Eight Hundred Seventy-Seven Thousand Six Hundred Eighty-Seven and No/100 Dollars ($5,877,687) of the Loan may be applied to such construction except at the discretion of Lender; provided that, without the consent of Lender, proceeds may not be used to pay for the expenses of construction of line items in excess of the applicable amounts identified for the various line items specified in Section 1 of the USDA Conditional Commitment; provided, however, that if there are savings from other line items of construction, Lender may approve re-allocations of savings from one line item to overruns on another line item in its sole discretion.

(c)
To fund the following fees and expenses in each case related to the Nixon Refinery or the transactions contemplated by the Loan Documents:  (i) the fees described in Section 3.1(h) (inclusive of a $200,000 loan origination fee, the $210,000 RBS Guaranty Fee, and a $50,000 loan packager fee), (ii) legal fees of $45,000, and (iii) construction monitoring and guarantee contract fees of up to $65,000.

(d)
To fund the Construction Contingency Account in an amount of $552,313 (subject to adjustments as set forth in Section 2.2) for disbursements in accordance with this Agreement for the purpose of funding contingencies (and, once Lender is satisfied that all contingencies have been satisfied after Completion (as defined in the Construction Rider) has occurred, to be thereafter applied in accordance with Section 3.4).

Should the actual Bridge Debt be higher than the amount specified in clause (a) above, the difference between the estimated amount and the actual amount will be taken from the Construction Contingency Account until expended, and thereafter funded by Borrower in the form of a cash contribution for the shortfall.

Should the actual Bridge Debt be lower than the amount specified in clause (a) above, the difference between the estimated amount and the actual amount will be deposited into the Construction Contingency Account.

Should the actual amounts of the legal fee, loan packager fee and construction monitoring and guarantee contract fees be lower than the estimated amounts then the difference may be applied to other reasonable and valid closing costs.  Should fees and costs associated with the Loan have a remaining balance after loan closing, this balance will be deposited into the Construction Contingency Account by Borrower.

Following the occurrence of Completion (as defined in the Construction Rider) of the Storage Improvements, any remaining funds on deposit in the Disbursement Account or Construction Contingency Account shall be deposited in a Lender monitored working capital expenditures account maintained at Lender to be used solely and exclusively for operating business expenses of Borrower with respect to the Storage Improvements (and such funds may not be used directly or indirectly as a revolving line of credit).

Funds drawn from any lender monitored working capital expenditures account are solely/exclusively for future operating business expenses of the Storage Improvements and no funds shall directly or indirectly be used for payments, distributions, reimbursements, salaries and/or dividends to any owner, partner, stockholder, subsidiary, affiliate or beneficiary of Borrower, Lazarus Energy LLC; Blue Dolphin Energy Company; Lazarus Energy Holdings, LLC; Carroll & Company Financial Holdings, LP; and AP Energy Partners, LLC.

2.3 Note.  The Loan made by Lender to Borrower shall be evidenced by the Note to be executed and delivered by Borrower to Lender on the Closing Date. The Loan shall bear interest from time to time at the rate and be due and payable (and may be prepaid) on the terms and conditions set forth in the Note and in this Agreement.

2.4 Security.  The Obligations will be secured by the Security Documents which cover, without limitation, the following Collateral: (a) a second priority lien on the rights of Lazarus Energy in the Land and Nixon Refinery and the other Collateral of Lazarus Energy pursuant to the Security Agreement; (b) a first priority lien on the real property interests of Borrower; (c) a first priority lien on all of Borrower’s fixtures, furniture, machinery and equipment; (d) a first priority lien on all of Borrower’s Contract Rights, General Intangibles and Instruments, except with respect to Borrower’s rights in its leases of tanks 62, 63 and 80, with respect to which Lender will have a second priority lien in such leases subordinate to a prior lien granted by Borrower to Lender to secure obligations of Borrower under a loan made on May 2, 2014 in the original principal amount of $2,000,000; and (e) all other Collateral as described in the Security Documents.

2.5 Increased Loan Costs, etc.  Borrower agrees to reimburse Lender for any increase in the cost to Lender of, or any reduction in the amount of any sum receivable by Lender in respect of making, continuing or maintaining (or of its obligation or Commitment to make or continue) any Loans that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, including without limitation any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase in that (a) is in respect of any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender; or (b) subjects Lender to any tax of any kind whatsoever with respect to this Agreement or the Loan (including Advances made thereunder) made by it, or change the basis of taxation of payments to such Lender in respect thereof.  Such additional amounts shall be payable by Borrower directly to Lender within ten (10) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on Borrower.

2.6 Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by Lender or any Person controlling Lender, and Lender determines (in good faith but in its sole discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Loan (or its commitment to make the Loan) made by Lender is reduced to a level below that which Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by Lender to Borrower, Borrower shall within ten (10) days following receipt of such notice pay directly to Lender additional amounts sufficient to compensate Lender or such controlling Person for such reduction in rate of return.  A statement of Lender as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on Borrower.  In determining such amount, Lender may use any method of averaging and attribution that it (in its sole discretion) shall deem applicable.

2.7 Taxes.  Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any taxes (other than taxes imposed on or measured by net income or profits (or franchise Taxes in lieu of net income Taxes) or any branch profits taxes imposed on Lender); provided that if Borrower shall be required to deduct any taxes from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions been made; (b) Borrower shall make such deductions; and (c)  Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with Legal Requirements.  Borrower shall indemnify Lender, within ten (10) days after written demand therefor, for the full amount of any taxes (other than taxes imposed on or measured by net income or profits (or franchise Taxes in lieu of net income Taxes) or any branch profits taxes imposed on Lender) paid by Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.  Upon Lender’s request, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing any payment of taxes by Borrower, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

Article 3
Conditions for Making the Loan; Borrowing Procedures

3.1 Conditions Precedent to Funding of Loan.  The obligation of Lender to fund the Loan (which Lender shall endeavor to make not later than three (3) business days after the conditions precedent in Article 3 have been satisfied or waived by Lender) is conditioned upon and subject to all legal matters incident to the transactions hereby contemplated being satisfactory to Lender and Lender’s legal counsel, and is further conditioned upon Lender’s receipt of the following in Proper Form or the following conditions precedent having been otherwise fulfilled or waived:

(a)
the Loan Documents (including the Note and Security Documents) and all other agreements, documents and instruments required by Lender to be executed and/or delivered at or prior to Closing, each duly executed where appropriate, and in Proper Form;

(b)	a duly executed Secretary’s/Member’s Certificate with respect to Borrower and any Party which is not a natural person;

(c)	a duly executed Borrower’s Affidavit dated as of the later of the Closing Date or the date of the funding of the Loan;

(d)	an opinion of counsel to Borrower and Guarantors in Proper Form covering such matters as acceptable to Lender;

(e)	a list and summary of all pending or threatened litigation against Borrower certified to by the President of Borrower;

(f)
if requested, evidence satisfactory to Lender that there has been no material deterioration in Borrower’s financial condition since the issuance of the Form FmHA 4279-3 Conditional Commitment for Guarantee;

(g)
evidence satisfactory to Lender that Borrower has tangible balance sheet equity (defined as Tangible Net Worth divided by Total Assets) of at least ten percent (10%) in accordance with Rural Development Instruction 4279-B, Section 4279.131(d);

(h)
Borrower shall have paid (i) the RBS Guarantee Fee, (ii) a loan origination fee to Lender in an amount equal to 2% of the Loan ($200,000), and (iii) a loan packaging fee of $50,000 (and the parties hereto agree that all such fees will be fully earned once paid and non-refundable);

(i)	the Mortgagee’s Policy of Title Insurance;

(j)	the Survey, which shall be modified as appropriate to show the Storage Improvements upon completion and together with any applicable down date endorsements;

(k)	the RBS Documents;

(l)	insurance policies reflecting the insurance required by the Loan Documents or evidence thereof satisfactory to Lender;

(m)	at Lender’s request, invoices and/or statements of bills owed or incurred or other evidence that Loan or proceeds thereof are for purposes authorized under this Agreement;

(n)	current financial statements of Borrower and Guarantor dated no earlier than ninety (90) days prior to the Closing Date;

(o)	a current certificate from the appropriate official of the state(s) of organization of Borrower and Guarantor as to the existence and good standing of Borrower and Guarantor;

(p)
a current certificate from the appropriate public official of each jurisdiction other than Borrower’s state of organization as to the due qualification to do business and good standing of Borrower where such qualification is necessary to conduct Borrower’s business in such jurisdiction;

(q)
evidence of the payment in full of the Bridge Debt, termination of the loan agreement evidencing the Bridge Debt and release of any lien or security interest granted to secure the Bridge Debt and applicable UCC and other termination statements relating thereto;

(r)	a timetable and budget for the Storage Improvement in form and substance acceptable to Lender;

(s)	true and correct copies of all Key Agreements, which shall be in full force and effect;

(t)
a true and correct copies of amendments to the Loan Agreement and other Loan Documents dated as of the Closing Date that reflect the cross-collateralization of the indebtedness under the LE Loan Agreement and this Agreement and their related loan documents;

(u)
lien search results showing all financing statements and documents and instruments on file against Borrower or any Guarantor in such jurisdictions as Lender may request, dated not more than thirty (30) days prior to the Closing Date, together with UCC financing statements covering the Collateral in form and substance satisfactory to Lender;

(v)	a copy of a settlement statement in Proper Form; and

(w)
payment of all costs and expenses (including, without limitation, any appraisal, survey, insurance, environmental assessment, engineering, inspection, searches, recording and attorney’s fees) in connection with the Loan Documents and the transactions contemplated thereby, if then invoiced.

3.2 Conditions Precedent to Loan and All Advances. The obligation of Lender to make any the Loan and any Advance under the Loan hereunder shall be subject to the further conditions precedent that on the date of the Loan and each Advance:

(a)
the following statements shall be true (and each of the giving of the applicable Request for Advance and the acceptance by Borrower of the proceeds of the Loan or any such Advance shall constitute a representation and warranty by Borrower that on the date of the Loan or such Advance such statements are true):

(i)
The representations and warranties contained in Article 6 of this Agreement and in each other Loan Document are true and correct in all material respects on and as of the date of the Loan or such Advance, before and after giving effect to the Loan or such Advance, as applicable, and to the application of the proceeds therefrom, as though made on and as of such date;

(ii)	No event has occurred and is continuing, or would result from the Loan or such Advance or the application of the proceeds therefrom, which constitutes a Default or an Event of Default;

(iii)	No Material Adverse Effect, Event of Taking or Event of Abandonment has occurred in Lender’s determination;

(iv)	The budget delivered pursuant to Section 3.1 is adequate for the planned construction of the Storage Improvements; and

(v)
No law, regulation, order, judgment or decree of any Governmental Authority shall enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon Lender’s making the Loan or any requested Advance; and

(b)	Lender shall have received such other approvals, opinions or documents as Lender may request.

3.3 Conditions Precedent to Advances from Disbursement Account or Construction Contingency Account or for Construction Purposes.  The obligation of Lender to make any Advance from the Disbursement Account or the Construction Contingency Account or otherwise for the purpose of funding construction of the Storage Improvements shall be subject to the further conditions precedent specified below that on the date of each such Advance:

(a)
Borrower shall have complied, at Lender’s discretion, with all conditions precedent, procedures and obligations specified in the Construction Rider (which Construction Rider is hereby incorporated herein as if set forth in its entirety, mutatis mutandis) and/or in any Funds Control Agreement; and

(b)	Borrower has obtained or caused to be obtained a completion guaranty provided by Tetra Tech, Inc. with respect to the construction work for the Storage Improvements as requested or required by Lender.

Borrower agrees that Lender may (but is not obligated to) hire pursuant to one or more Funds Control Agreements a monitoring consultant for the purpose of monitoring the disbursement of any Advances under the Loan Documents (including from the Disbursement Account and the Construction Contingency Account) and that the fees and expenses of each such consultant will be paid by Borrower.

3.4 Borrowing Procedures.  Within three (3) Business Days after satisfaction of all of the conditions set forth in Section 3.1 and 3.2 above, Lender shall endeavor to fund the Loan for the purposes set forth in Section 2.2, with the proceeds of the Loan being applied as follows:  (x) proceeds of the Loan for the purposes of Sections 2.2(a) and 2.2(c) shall be paid directly to the Persons entitled to such proceeds as approved by Lender and (y) the remainder of the proceeds of the Loan, which shall consist of the amounts described in Sections 2.2(b) and 2.2(d) plus any additional amounts otherwise required by Section 2.2, shall be deposited into the Disbursement Account and the Construction Contingency Account to be further disbursed (by way of Advances as opposed to the Loan) by Lender in accordance with the conditions and procedures specified in Section 3.3 and for the purposes set forth in Section 2.2 hereof (and any advance of funds from the proceeds of the Loan deposited or reserved pursuant to clause (y) above shall constitute an “Advance”).  Interest shall begin to accrue on the Loan from the date funded, whether that funding of the Loan is to Borrower, an escrow agent, a third party or to the Disbursement Account or Construction Contingency Account. For sake of clarity, the Loan shall be deemed funded (including for purposes of interest accrual) when it is initially funded to Borrower or any other Person or into the Disbursement Account, the Construction Contingency Account or any other account (and in the case of the Disbursement Account or Construction Contingency Account or any other account, regardless of whether the funds in such accounts have yet been further disbursed to Borrower).  While a Default or Event of Default exists, Lender shall not be obligated to fund the Loan or any Advance from the Disbursement Account, Construction Contingency Account or other account and Lender shall be entitled (and is hereby authorized) without notice to Borrower or any other Person to apply the Loan proceeds in all such accounts to the Obligations. From time to time, Borrower may request Advances under the Loan from the Disbursement Account (or, if the amounts in the Disbursement Account have been fully applied in accordance with this Agreement, from the Construction Contingency Account) by submitting to Lender a Request for Advance no later than two (2) Business Days preceding the date of the requested Advance. Subject to the terms and conditions of this Agreement, Lender shall advance to Borrower or, at Lender’s option, by joint payee checks or directly to the applicable third party, the amount requested; provided in no event, will the aggregate amounts advanced under the Loan exceed the original principal amount of the Note.  Following the occurrence of Completion (as defined in the Construction Rider) of the Storage Improvements, any remaining funds on deposit in the Disbursement Account or Construction Contingency Account shall be deposited in a Lender monitored account maintained at Lender for working capital purposes to be used solely for business expenses of Borrower with respect to the Storage Improvements (and such funds may not be used directly or indirectly as a revolving line of credit or otherwise to make payments, distributions, reimbursement, salary payments or dividends to any owner, partner, stockholder, subsidiary, Affiliate or beneficiary of Borrower, any Guarantor, Carrol & Company Financial Holdings, LP or AP Energy Partners, LLC).

Article 4
Affirmative Covenants

Until payment in full of and satisfaction of all Obligations and the termination of all commitments of Lender under the Loan Documents (unless full compliance with any of the following provisions has been waived in writing, signed by both Lender and Borrower or each Guarantor, as the case may be), Borrower and each Guarantor will do and, if necessary, cause to be done, each and all of the following:

4.1 Financial Statements and Information.  Without request by Lender (unless otherwise indicated), furnish Lender with true, correct and complete copies of the following documents and instruments:

(a)	Within ninety (90) days after the end of each fiscal year of Borrower, Borrower’s compiled Annual Financial Statements with supporting schedules;

(b)
Within ninety (90) days after the end of each fiscal year of the applicable Guarantor, annual financial statements of such Guarantor, which financial statements (i) in the case of all Guarantors other than Blue Dolphin (A) shall contain the financial information of the same type as described in the definition of Annual Financial Statement) and (B) shall be reviewed and shall be certified and signed by such Guarantor as being true, correct and complete, (ii) in the case of Blue Dolphin, shall be (A) audited and certified as being fairly stated by audited by a recognized certified independent accounting firm acceptable to Lender and not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (B) accompanied by a copy of Blue Dolphin’s annual 10-K report (which delivery may be satisfied by Blue Dolphin timely filing of its annual 10-K report), and (iii) in the case of Carroll, such annual financial shall be due within thirty (30) days of the end of the applicable year);

(c)
Within sixty (60) days after the end of each calendar quarter, Quarterly Financial Statements of Borrower and each Guarantor (except that (i) in the case of Blue Dolphin, such quarterly financial statements shall be satisfied upon Blue Dolphin’s timely filing of its quarterly 10-Q reports and (ii) in the case of Carroll, such quarterly financials shall not be required pursuant to this clause (c));

(d)	Within thirty (30) days after the filing of same, a true, correct and complete copy of the signed and dated annual U. S. federal income tax return or extension requests of Guarantor;

(e)
Such other financial and other information concerning Borrower or Guarantors requested by RBS or as Lender may request from time to time, including without limitation updated appraisals on the Storage Improvements or any other Collateral or other real estate, equipment or chattel property within sixty (60) days from the date Lender or RBS requests such information or appraisals;

(f)
Upon request of Lender, evidence of payment and discharge of all taxes, assessments and governmental charges or levies imposed on Borrower, Guarantor, their income or profits or any of their Property prior to the date on which penalties or liens attach thereto, provided, however, neither Borrower nor Guarantor shall be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves have been set up in accordance with GAAP;

(g)
Prompt written notice of all claims, actions or litigation, including, without limitation, all proceedings before any Governmental Authority affecting Borrower, Guarantor or the Property of either of them, except litigation or proceedings that is not in excess of $100,000;

(h)
Prompt written notice of the occurrence of (i) any Default hereunder (including without limitation, any “Default” or “Event of Default” under the LE Loan Agreement, (ii) any event or occurrence which has had or can be expected to have a Material Adverse Effect, (iii) any Event of Abandonment or Event of Taking, or (iv) any casualty or damage to the Storage Improvement or any Collateral in excess of $100,000;

(i)
Within (i) thirty (30) days of the required submission date to any Governmental Authority, a copy of all required environmental and other regulatory reporting documents and (ii) thirty (30) days of the receipt of reports from any Governmental Authority, a copy of such reports;

(j)	Currently with delivery of the Annual Financial Statements in Section 4.1(a), a list showing the number of jobs and type (full/part time) of such jobs that Borrower has created or is employing;

(k)
Prompt written notice of any adverse findings made by any Governmental Authority with respect to any material permits, approvals, licenses and franchises (including all Environmental Permits and all construction permits and good standing approvals), if such findings are not corrected or cured within thirty (30) days; and

(l)	Within sixty (60) days after the end of any fiscal quarter of Borrower, reports of quarterly accounts receivables and accounts payable agings.

4.2 Financial Tests.  Borrower shall have and maintain:

(a)
As at the end of each fiscal quarter of Borrower, a ratio of (i) the total combined Debt of Borrower and Lazarus Energy (excluding Debt owed to any Guarantor or any Affiliate or Related Person of any of them or of Borrower that is expressly subordinated in Proper Form to the Obligations in right of payment and liens) to (ii) total combined Tangible Net Worth of Borrower and Lazarus Energy, not exceeding 2.50 to 1.0;

(b)	As at the end of each fiscal year of Borrower, a ratio of (i) the Debt of Borrower to Net Worth of Borrower, not exceeding 5.0 to 1.0;

(c)
As at the end of each fiscal quarter of Borrower, a ratio of (i) the total combined Current Assets (excluding any intercompany accounts receivables) of Borrower and Lazarus Energy to (ii) the total combined Current Liabilities (for sake of clarity including any intercompany payables) of Borrower and Lazarus Energy of not less than 1.0 to 1.0; and

(d)	As at the end of each fiscal year of Borrower, a Current Ratio of Borrower of not less than 1.0 to 1.0;

(e)	as at the end of each fiscal quarter, a Debt Service Coverage Ratio of not less than 1.50 to 1.0.

4.3 Taxes, Existence, Property, Etc.  At all times (a) pay when due all taxes and governmental charges of every kind upon Borrower or Guarantor or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and by proper proceedings and against which Borrower, or Guarantor, as the case may be has set up adequate reserves in accordance with GAAP and have in operation a depository plan for payment of future withholding taxes when required; (b) obtain and maintain in full force and effect (or where appropriate, promptly renew in a timely manner), or cause to be obtained and maintained in full force and effect all material permits, approvals, licenses and franchises (including all Environmental Permits and all construction permits) required by any Governmental Authority under any Legal Requirement for the construction, maintenance or operation of the Storage Improvements and Borrower’s business and operations generally, in each case, at or before the time the same becomes necessary for such purposes and; (c) do all things necessary to preserve its existence, qualifications, rights, permits, approvals, licenses and franchises in all jurisdictions where its Property or the nature of its business makes such licensing or qualification necessary: and (d) cause the Collateral and its Property necessary or appropriate to the conduct of its business to be protected, maintained and kept in good repair, ordinary wear and tear excepted, and make all replacements and additions to its Property as may be necessary to conduct its business properly and efficiently.

4.4 Legal Requirements.  Comply with all applicable Legal Requirements in respect of the conduct of its business and the ownership of its Property, including, without limitation, the following:

(a)	Requirements of Environmental Law.

(b)	All equal opportunity and nondiscrimination requirements as more fully set out in RBS Instruction 4279A, 4279B and 4287B.

(c)	All requirements under Clean Air Act and Water Pollution Control Act as more fully set out in RBS Instruction 4279A, 4279B and 4287B.

(d)	All special laws and regulations as required by RBS Instruction 4279A, 4279B and 4287B.

(e)	The Americans with Disabilities Act.

(f)	Legal Requirements in connection with the construction of the Storage Improvements.

4.5 Inspection.  Permit Lender or RBS at any time to inspect its Property, to examine its files, books and records except privileged communication with legal counsel and classified governmental material, and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all during normal business hours and at such intervals and to such extent as Lender or RBS may desire. RBS personnel and any person(s) accompanying RBS personnel shall be authorized to enter upon the premises and into any building thereon, whether permanent or temporary, jointly or separately, with personnel of the Lender to carry out the functions involving their interests. It is anticipated that scheduled and unscheduled inspections shall be conducted during normal business hours by these personnel as well as final acceptance inspections, and Borrower hereby authorizes all such scheduled and unscheduled inspections.

4.6 Further Assurances.  Promptly execute and deliver, at Borrower’s expense, any and all other and further instruments which may be requested by Lender to cure any defect in the execution and delivery of any Loan Document in order to effectuate the transactions contemplated by the Loan Documents, and in order to grant, preserve, protect and perfect the validity, perfection and priority of the Liens created by the Security Documents and effectuate the intent of the Loan Documents.

4.7 Books and Records.  Maintain books of record and account in such detail, form and scope as Lender or RBS shall require and in accordance with GAAP.

4.8 Insurance.  Maintain at Borrower’s sole expense insurance with such insurers, on such of its Property, with responsible companies in such amounts, with such deductibles and against such risks as required pursuant to the Loan Documents and otherwise as may be required by and satisfactory to Lender, and furnish Lender satisfactory evidence thereof promptly upon request.  Without limiting the foregoing, Borrower shall cause Lender to be named as additional insured with respect to any liability insurance and will cause Lender to be named as loss payee and mortgagee as specified in the Loan Documents and will cause mortgagee title insurance to be issued in favor of Lender with respect to the Nixon Refinery.  All insurance proceeds and condemnation proceeds shall be applied at Lender’s election to the restoration of the affected Property or the payment or prepayment of the Obligations.

4.9 Cultural Materials.  If cultural materials are encountered during any construction, work must cease in the immediate area. Work can continue in the project area where no cultural materials are present. The Secretary of Interior must be contacted in accordance with 36 CFR 8007. Also, the State Historic Preservation Officer must be notified.

4.10 Protection of Collateral.  Lender may at any time after notice to Borrower take such steps as Lender deems necessary to protect Lender’s interest in and to preserve the Collateral. Borrower agrees to cooperate fully with all of Lender’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may direct. All of Lender’s expenses of preserving the Collateral shall be charged to Borrower’s account and added to the Note. Upon the occurrence and continuation of an Event of Default, Lender may use any of Borrower’s owned or leased lifts, hoists, trucks or other facilities or equipment for handling or removing the Collateral and Lender shall have, and is hereby granted, a right of ingress or egress to and through any of Borrower’s owned or leased Property.

4.11 Rural Areas.  Borrower will utilize all Loan proceeds in improving, developing or financing business, industry and employment and improving the economic or environmental climate in a Rural Area.

4.12 Completion; Installation of Bridge Loan Equipment.  Borrower shall use commercially reasonable efforts to cause the Storage Improvements to be constructed by the Completion Date in accordance with Legal Requirements and prudent industry practice and, at Lender’s discretion the Construction Rider and/or any Funds Control Agreement.  In accordance with the last paragraph of Section 11 of the USDA Conditional Commitment, Borrower shall install the Bridge Loan Equipment in accordance with plans and specifications (and timing) acceptable to Lender and in accordance with Legal Requirements.  Such installation shall be inspected by an independent engineer licensed in Texas and otherwise acceptable to Lender, which engineer shall verify and certify that the installation meets technical requirements, that the Bridge Loan Equipment is operational and that the Nixon Refinery is producing at the quality and quantity of production projected after installation of the Bridge Loan Equipment.  Commencing after June 30, 2015, Borrower shall provide Lender with quarterly progress reports (to be delivered within thirty (30) days after the end of such quarter or such later time as approved by Lender) regarding such installation of the Bridge Loan Equipment.

4.13 Escrow Fund.  At the option of Lender, Lender may require Borrower to establish an Escrow Fund (defined below) sufficient to discharge its obligations for the payment of taxes, insurance premiums, and maintenance as required by the Deed of Trust. The initial deposits together with the amounts set forth in this subsection shall be called the (“Escrow Fund”). Initial deposits for taxes, premiums, and maintenance shall be made by Borrower to Lender in amounts determined by Lender in its sole and exclusive discretion on the date hereof to be held in Lender’s Escrow Fund. Additionally, Borrower shall pay to Lender or its designee on the first day of each calendar month: (a) one twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by Lender to be payable (if greater), upon the due dates established by the appropriate taxing authority during the ensuing twelve (12) months; (b) one-twelfth of an amount which would be sufficient to pay, or estimated by Lender to be sufficient to pay (if greater), the insurance premiums due for the renewal of the coverage afforded by the policies upon the expiration thereof; and (c) one-twelfth of an amount which would be sufficient to pay or estimated by Lender to be sufficient to pay (if greater), all costs associated with maintenance and upkeep of building, grounds, equipment, and all other property which needs to be maintained in the ordinary course of business (“CAM”). Borrower shall notify Lender immediately of any changes to the amounts, schedules and instructions for payment of taxes, insurance premiums, and CAM of which it has obtained knowledge and expressly authorizes Lender or its designee to obtain the bills for taxes and other charges directly from the appropriate authority. The Escrow Fund and the payments of interest or principal, or both, payable pursuant to the Note, shall be added together and shall be paid as the aggregate sum by Borrower to Lender. Provided there are sufficient amounts in the Escrow Fund and no Default or an Event of Default exists, Lender shall be obligated to pay on behalf of Borrower the taxes, insurance premiums and CAM as they become due on their respective due dates by applying the Escrow Fund to the payment of such taxes, insurance premiums, and CAM required to be made by Borrower hereunder. If the amount of the Escrow Fund shall not be sufficient to pay the amounts due for taxes, insurance premiums, and CAM herein, Borrower shall promptly (but in no event later than three (3) Business Days after demand by Lender) pay to Lender, upon demand, an amount which Lender shall estimate to make up the deficiency. The Escrow Fund shall constitute a separate fund and shall not be commingled with other monies held by Lender. No interest or earnings shall be payable to Borrower on the Escrow Fund.

4.14 Change in Guarantor’s Status.  Should any Guarantor die, become legally incapacitated, become insolvent, or fail to pay such Guarantor’s debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights and remedies of Lender granted hereunder, then, in any such event, the obligations guaranteed under such Guarantor’s Guaranty shall be, as between such Guarantor and Lender, a fully matured, due, payable and performable obligation of such Guarantor to Lender (without regard to whether Borrower is then in default under this Agreement or the other Loan Documents or whether such guaranteed obligations, or any part thereof is then due and owing or unperformed by Borrower to Lender), payable and/or performable in full by such Guarantor to Lender automatically without notice or demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder; provided, however, the death or legal incapacity of Guarantor shall not cause the maturity of such guaranteed obligations if, within thirty (30) days of the date of such death or incapacity, the representative or legal guardian of such Guarantor or Guarantor’s estate affirms in writing (which instrument shall be in form and substance satisfactory to Lender) (a) the obligations of such Guarantor’s estate with respect to such Guarantor’s Guaranty and (b) that no distributions shall be made from such estate without the prior written consent of Lender.

4.15 Asbestos. Borrower shall use commercially reasonable efforts to cause Lazarus Energy, as owner of the Nixon Refinery, to comply with its operations and maintenance plan and, in the event that building renovation or demolition activities are planned, cause Lazarus Energy to obtain a thorough asbestos survey in accordance with Requirements of Environmental Law.

4.16 Prepayment of Debt to LE.  Unless Lender otherwise agrees, on or within five Business Days of the Closing Date, Borrower shall prepay at least $1,500,000 in debt incurred by Borrower from LE on or around June 22, 2015 in order to purchase the Bridge Loan Equipment.

4.17 Tenant or Lessee List.  Promptly following the request of Lender or following execution of any new lease or rental agreement entered into by Borrower as a lessor or rentor relating to the Storage Improvements, an updated tenant or lessee list, with copies of the executed lease or rental agreements of such tenants or lessees, and matching income projections as the ability of such payments to cover scheduled payments of principal and interest on the Loan.  Upon the substantially full lease or rent of the Storage Improvements, promptly deliver a tenant or lessee list, with copies of the executed lease or rental agreements of such tenants or lessees, and matching income projections showing the ability of such payments to cover scheduled payments of principal and interest on the Loan.  Borrower shall update such tenant list and provide copies of current agreements on at least an annual basis thereafter (or as requested by Lender).

Article 5
Negative Covenants

Until payment in full of and satisfaction of all Obligations, Borrower shall not, without prior express written consent of Lender (and RBS if deemed necessary by Lender):

5.1 Indebtedness.  Create, incur or assume, directly or indirectly, or become or remain liable with respect to any Debt (including by way of guaranty) whether direct, indirect, contingent or otherwise, other than (a) the Loan, (b) trade payables or similar current liabilities (other than Debt for borrowed money, or under a credit facility or other line of credit) arising out of transactions in the ordinary course of Borrower’s business, and (c) loans or advances to Borrower from any director, shareholder, owner, member, partner or Affiliate of Borrower if (i) Lender provides its prior written consent and (ii) such loans or advances are subordinated in right of payment and/or priority of lien or converted into equity interests as required by Lender in its sole discretion.

5.2 Contingent Liabilities.  Directly or indirectly assume, guarantee, endorse or otherwise become liable upon, or agree to purchase or otherwise furnish funds for the payment of, the liability or obligation, including contingent liabilities or obligations, of any Person.

5.3 Liens.  Create, incur, assume or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or sell any accounts, except (i) Liens securing payment of the Note under this Agreement; and (ii) mechanics, carriers, workmen, repairmen or other like Liens incurred in the ordinary course of business in respect of obligations which are not overdue or are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained in accordance with GAAP, provided that all Liens described in Section 5.3(ii) shall be subordinate in priority to the Liens granted under the Loan Documents and provided further that Borrower shall not incur any such Liens or commence construction on any portion of the Storage Improvements until after the recordation of the Deed of Trust.

5.4 Nature of Business.  Engage in any business other than Borrower’s principal business activity as in effect on the Closing Date or a business activity which is directly related thereto, or change the nature or method of operation or its manner of conducting business in any material respect.

5.5 Loans or Investments to Affiliates.  Make any loans or advances to, or investments in or purchase of equity interests of, any officer, director, shareholder, owner, member, partner or Affiliate of Borrower or any Guarantor unless (a) Lender provides its prior written consent and (b) in the case of loans or advances, such loans or advances are subordinated in right of payment and/or priority of lien as required by Lender in its sole discretion.

5.6 Mergers, Consolidations, Dispositions, Acquisitions, Investments.  Liquidate or dissolve; form any new subsidiary or merge or consolidate with any corporation or other entity, or sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets, whether now owned or hereafter acquired; or acquire by purchase in any acquisitive corporate transaction or otherwise, all or substantially all of the assets of any corporation or other entity or make any investment in the assets of any corporation or other entity or business venture or allow any changes in the current equity ownership of- Borrower or any entity Guarantor.

5.7 Capital Expenditures.  During any fiscal year, make or incur any expenditures for acquiring or improving any real property, machinery, equipment, furniture or fixtures by purchase, lease purchase agreement or option the aggregate cost or annual rental of which is in excess of five hundred thousand and No/100 Dollars ($500,000) except as may be acquired by the proceeds of the Loan.

5.8 Disposition of Assets.  During any fiscal year, sell, lease or dispose of (whether in one or more transactions) in any manner any real property, machinery, equipment, furniture or fixtures not constituting Collateral, and shall not sell or dispose of any Collateral except in accordance with Section 5.13 hereof.

5.9 Redemptions, Dividends, Distributions.  Redeem, retire or otherwise acquire, directly or indirectly, any shares of Borrower’s capital stock or other equity interest, declare or pay any dividend on or in respect any shares of Borrower’s capital stock or bonuses to officers or shareholders unless (a) after-tax profit was made in the preceding fiscal year; (b) Borrower is and will remain in compliance with covenants of the Loan Agreement and Conditional Commitment; (c) all of Borrower’s debts are paid to a current status; and (d) Borrower has received the prior written concurrence of the Lender, or make any other distribution of any Property or cash to owners of any equity interest in Borrower (in their capacity as such) except as provided above; provided, that if no Event of Default has occurred and is continuing, Borrower may make dividends and distributions to cover personal tax liability of the members of Borrower resulting from the profitability of Borrower’s business.  No such redemptions, dividends or distributions may be made if Lender determines that such redemptions, dividends or distribution will adversely affect the ability of Borrower to repay the Obligations.  Without limiting the foregoing, no proceeds of the Loan (including any Advances) shall be used to make dividends or distributions to the shareholder(s) of Borrower on account of the equity interests in Borrower.

5.10 New Management Practices.  Implement any new management practices without the prior written consent of Lender.

5.11 Change of Name or Location.  Change its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records or state of incorporation or organizational structure.

5.12 Organizational Documents.  Amend, modify, restate or supplement any of its Organizational Documents if such action could be expected to adversely affect the Loan or any Obligation or the abilities of any of the Parties to perform their respective Obligations under any Loan Document.

5.13 Collateral.  Dispose of any of the Collateral or use the Collateral, permit the same to be used, for any unlawful purpose or in any manner inconsistent with the provisions or requirements of any insurance policy required in the Loan Documents, or allow any tangible Collateral to be moved from its current location, in each case without the consent of Lender (or, in the case of disposition of fixed assets or equipment constituting Collateral shall also require the consent of RBS). Borrower further agrees that all payments of any kind from any sale, including but not limited to public or private, of any of the Collateral will be made jointly payable to the Lender and Borrower and shall be kept separate and distinct from other Property of Borrower. These payments include but are not limited to the sale of any equipment, real estate, rolling stock, bonds or stocks. All proceeds must be applied to the Obligations upon receipt of such proceeds. If the Collateral is evidenced by promissory notes or other instruments for the payment of money, Borrower, will, at the request of Lender, immediately deliver them to Lender, appropriately endorsed to Lender’s order and regardless of the form of endorsement, Borrower waives presentment, demand, notice of dishonor, protest and notice of protest.

5.14 Compensation.  Notwithstanding anything herein to the contrary, no salaries, compensation and/or other like payments to officers and/or owners will be increased unless (a) an after tax profit (excluding extraordinary and non-recurring gains) (as shown on the Annual Financial Statements) was made in the preceding fiscal year; (b) all of Borrower’s Debt is paid to current status; (c) Borrower remains in compliance with the covenants of this Loan Agreement; and (d) prior written concurrence of the Lender is obtained.  No such compensation shall be permitted if Lender determines that the same will adversely affect the ability of Borrower to repay the Obligations.

5.15 Key Agreements.  (a) Amend, modify or grant a waiver of any provision of any of the Key Agreements if such amendment, modification or waiver could have a Material Adverse Effect; or (b) fail to enforce any right under any Key Agreement if such failure could have a Material Adverse Effect; (c) waive, reduce or forgive any amounts due to it under any Key Agreement (including any storage fees due under any Key Agreement) without the consent of Lender; (d) amend, modify or grant a waiver of any provision of any Key Agreement without the consent of Lender if, in Lender’s determination,  such amendment, modification or waiver would be adverse to Lender; (e) not exercise its rights under the Ground Lease in a manner so as to cause the Storage Improvements to be located in real property on which the Nixon Refinery is physically located or would, in Lender’s determination, impair the operation of or otherwise materially and adversely impact the Nixon Refinery, without the consent of Lender.

5.16 Additional Life Insurance.  Without the prior written consent of Lender and RBS, purchase additional life insurance from Borrower’s business assets or income.

5.17 Related Parties.  Engage in any transactions with any Guarantor or any Affiliate or any Related Person of any of them or of Borrower, except with notice to Lender and upon fair and reasonable terms where such terms are no less favorable, taken as a whole, than would be obtained in a comparable arm’s-length transaction with other parties that are not Related Persons.

5.18 No Subsidiaries.  Borrower shall not create or acquire any subsidiary (or a majority of the equity interests in any Person) without the consent of Lender.

5.19 Control Agreement.  Borrower shall maintain all of its operating accounts with Lender.

5.20 Gambling Activity.  Borrower shall not derive any of its annual gross revenue from gambling activity.

5.21 Certain Guarantor Covenants.

(a)
EACH GUARANTOR THAT IS NOT AN INDIVIDUAL (OTHER THAN BLUE DOLPHIN) HEREBY ACKNOWLEDGES AND AGREES THAT UNTIL THE OBLIGATIONS ARE PAID IN FULL IN CASH AND ALL COMMITMENTS OF LENDER UNDER THE LOAN DOCUMENTS HAVE TERMINATED OR EXPIRED, SUCH GUARANTOR WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER (WHICH MAY BE WITHHELD IN LENDER’S SOLE AND ABSOLUTE DISCRETION), SELL, LEASE, ASSIGN, ENCUMBER, HYPOTHECATE, TRANSFER OR OTHERWISE DISPOSE OF A MATERIAL PORTION OF SUCH GUARANTOR’S ASSETS OR ANY INTEREST THEREIN FOR LESS THAN REASONABLY EQUIVALENT VALUE OR IF THE RESULT OF SUCH ACTION WOULD (i) MATERIALLY AND ADVERSELY AFFECT THE FINANCIAL CONDITION OF SUCH GUARANTOR OR (ii)   MATERIALLY AND ADVERSELY AFFECT SUCH GUARANTOR’S ABILITY TO PERFORM ITS OBLIGATIONS UNDER ITS GUARANTY OR THE OTHER LOAN DOCUMENTS.

(b)
EACH GUARANTOR THAT IS AN INDIVIDUAL HEREBY ACKNOWLEDGES AND AGREES THAT UNTIL THE OBLIGATIONS ARE PAID IN FULL IN CASH AND ALL COMMITMENTS OF LENDER UNDER THE LOAN DOCUMENTS HAVE TERMINATED OR EXPIRED, SUCH GUARANTOR WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER (WHICH MAY BE WITHHELD IN LENDER'S SOLE AND ABSOLUTE DISCRETION), SELL, LEASE, ASSIGN, ENCUMBER, HYPOTHECATE, TRANSFER OR OTHERWISE DISPOSE OF ANY ASSETS OF GUARANTOR EXCEPT FOR TRANSFERS OF ASSETS VALUED AT LESS THAN TEN PERCENT (10%) OF SUCH GUARANTOR’S TOTAL ASSETS AND TRANSFERS FOR WHICH SUCH GUARANTOR RECEIVES CONSIDERATION (IN THE FORM OF CASH OR OTHER PHYSICAL ASSET OF COMPARABLE LIQUIDITY) SUBSTANTIALLY EQUIVALENT TO THE FAIR MARKET VALUE OF THE TRANSFERRED ASSET (AS DETERMINED BY LENDER).

Article 6
Representations and Warranties

To induce Lender to extend the credit and financial accommodations evidenced by the Loan Documents, Borrower and Guarantor each represents and warrants to Lender that:

6.1 Organization.  Each of Borrower and Guarantor (other than Carroll) is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority, corporate or otherwise, necessary in order for it to conduct its business and own its Properties.  Each of Borrower and Guarantor (other than Carroll) is a corporation or limited liability company in good standing under the laws of all jurisdictions (other than its jurisdiction of organization) in which qualification is necessary in order for it to conduct its business and own its Property as conducted and owned in such jurisdictions.

6.2 Financial Statements.  The financial statements of Borrower and Guarantor as of and for the period ended December 31, 2014 and September 30, 2015, respectively, delivered to Lender concurrently herewith fairly present the financial condition of Borrower and Guarantor as at such date and the results of the operations of Borrower for the period ended on such date all in accordance with GAAP, and since the date of such financial statements, no event has occurred which has had or is likely to have a Material Adverse Effect.

6.3 Enforceable Obligations; Authorization.  The execution, delivery and performance of the Loan Documents to which Borrower or Guarantor is a party are within its corporate powers and have been duly authorized by all necessary corporate action of Borrower or Guarantor, as applicable. Neither execution or delivery of any Loan Documents nor the fulfillment of or compliance with its terms will contravene or violate (i) Borrower’s or Guarantor’s Organizational Documents, (ii) any Legal Requirement binding on or affecting Borrower or Guarantor or (iii) any mortgage, indenture, contract, agreement or other instrument, or any judgment, order or decree binding upon Borrower or Guarantor. No authorization or approval or other action by, and no notice to or filing with, any franchisor, licensor, distributor, Governmental Authority, regulatory body, or other Person is required for the due execution, delivery and performance by Borrower or Guarantor of the Loan Documents to which each is a party. The Loan Documents to which Borrower or Guarantor is a party have been duly executed and delivered and are legal, valid and binding obligations of Borrower and Guarantor, enforceable against each in accordance with their respective terms. The Improvements and the use of the Land and Improvements comply in all respects with applicable Legal Requirements.

6.4 Contractual Obligations.  Neither Borrower nor Guarantor has received notice nor has any actual knowledge that (i) it is in default in the performance, observance or fulfillment of any the obligations, covenants or conditions contained in any contractual obligation, including, without limitation, franchise and distribution contracts, applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default under such contractual obligations, in each case, except where such default or defaults, if any, will not have or is not likely to have a Material Adverse Effect.

6.5 Litigation.  There is no pending or, to the knowledge of Borrower or Guarantor, threatened action or proceeding affecting Borrower or Guarantor before any court, governmental agency or arbitrator, which has had or is likely to have an adverse effect on the financial position of Borrower or Guarantor or the results of operations of Borrower or any of their businesses or the ability of Borrower or Guarantor to perform its obligations under the Loan Documents or would subject Borrower or Guarantor to any liability not fully covered by insurance, or would be required to be disclosed in the notes to any financial statements of Borrower or Guarantor prepared in accordance with GAAP.

6.6 Title; Permits.  Borrower possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade names, technology, processes, and franchise and distribution rights to continue to conduct its business as heretofore conducted by it. Borrower has and will continue to have good and indefeasible title to its Property free and clear of all Liens other than as permitted by Section 5.3.  No Liens exist as of the Closing Date upon or with respect to any Property of Borrower other than Liens permitted under Section 5.3.

6.7 Indebtedness.  Except for trade payables arising and endorsements of negotiable instruments for collection, in each case, in the ordinary course of its business, and except as permitted under Section 5.1 of this Agreement, Borrower will not have, as of the Closing Date, (i) any obligation or liability (including, without limitation, contingent liabilities) which could reasonably be expected to have a Material Adverse Effect, (ii) any Indebtedness for borrowed money other than the Obligations or (iii) any obligation to guarantee the obligations of any other Person.

6.8 Regulations G, U and X.  Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend to others for the purpose of purchasing or carrying any margin stock or for any purpose which would be inconsistent with the provisions of Regulations G, U or X.

6.9 Corporate Structure.  The outstanding capital stock of Borrower is duly authorized, validly issued, fully paid and non-assessable is not margin stock. At least fifty-one percent (51%) of the outstanding equity interests of Borrower are owned by citizens of the United States or individuals who reside in the United States after being legally admitted for permanent residence.

6.10 No Untrue or Misleading Statements.  The representations and warranties of Borrower, Guarantor and of each other Party to a Loan Document contained in the Loan Documents, and all certificates and other documents delivered pursuant to the terms thereof do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.  Neither Borrower nor Guarantor has intentionally withheld any material fact from Lender in regard to any matter, which will have or is likely to have a Material Adverse Effect.

6.11 Investment Company Act; Public Utility Holding Company Act, Etc.  Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any other Legal Requirements which limit the ability of Borrower to incur indebtedness or its ability to consummate the transactions contemplated hereby or by the other Loan Documents.

6.12 Solvency.  Both immediately before and immediately after giving effect to the consummation of the transactions evidenced by the Loan Documents, each of Borrower and Guarantor has capital sufficient to carry on its respective business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its respective debts as they mature; and each of Borrower and Guarantor owns Property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its respective debts.

6.13 Legal Requirements.  Borrower and Guarantor are in compliance with all Legal Requirements applicable to them or their respective business, the violation of which would have a Material Adverse Effect.

6.14 Environmental Matters.  The operations of Borrower and Guarantor are in compliance with all applicable Requirements of Environmental Law; and (a) none of the Properties of Borrower or Guarantor require any Remedial Action; (b) to the knowledge of Borrower and Guarantor, there is not now on or in the Properties of Borrower or Guarantor (i) any asbestos containing materials, (ii) except as previously disclosed to Lender in the Phase I environmental site assessment dated June, 2000, any underground or aboveground storage tanks, or (iii) any polychlorinated biphenyls (PCB’s) used in hydraulic oils, electrical transformers or other equipment; (c) neither Borrower nor Guarantor has received or is otherwise aware of any notice or claim to the effect that Borrower or Guarantor is or may be liable in any respect to any Person as a result of the release or threatened release of Hazardous Substances into the environmental; (d) neither Borrower nor Guarantor, nor any of their past or present Properties or operations, are subject to any investigation, judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting (i) any Requirements of Environmental Law, (ii) any Remedial Action or (iii) any Environmental Claim or Environmental Liabilities arising from the release or threatened release of Hazardous Substances into the environment; and (e) none of the Properties of Borrower or Guarantor require any Remedial Action, other than such actions as specified in the Phase I and Phase II assessments delivered pursuant to Section 3.1 and completed by the applicable environmental remediator (or with respect to which arrangements for completion satisfactory to Lender have been made).

6.15 Taxes.  Each of Borrower and Guarantor has filed (or has obtained a currently effective extension of time for the filing of) all federal and all state, local and other tax returns and other reports which each is required by any Legal Requirement to file, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective Property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid other than those taxes, fees, assessments, and charges which are being contested pursuant to Section 4.3 hereof and such returns properly reflect the United States income, foreign taxes and/or state taxes of Borrower and Guarantor for the periods covered thereby. Borrower and Guarantor do not have any knowledge of any proposed tax assessment against Borrower or Guarantor that will have or is likely to have a Material Adverse Effect.

6.16 Use of Proceeds.  Borrower’s uses of the proceeds of the Loan are and will continue to be, legal and proper corporate uses (duly authorized by Borrower’s Board of Directors, partner or members or managers, as applicable) in connection with Borrower’s business and are consistent with this Agreement and all applicable Legal Requirements in effect from time to time. None of the proceeds of the Loan will be disbursed to the owner(s), partners, stockholders or beneficiaries of Borrower or any members of their families.

6.17 Security Interests.  The Liens of Lender attaching to the Collateral will at all times constitute valid and enforceable first priority Liens in favor of Lender, subject to no prior Lien (except in the case of the Liens granted by Lazarus Energy, which Liens will be second priority Liens subject only to the Liens granted by Lazarus Energy to Lender under the “Loan Documents” as defined in the LE Loan Agreement). Before any funding under the Note, Borrower and Guarantor will have taken or will have participated with Lender in taking, all necessary action and make all necessary filings to provide Lender with perfected, first priority Liens in the Collateral under the laws of all applicable jurisdictions. The Collateral is free from damage caused by fire or other casualty. Borrower and/or Guarantor, as applicable, have good and marketable title to and enjoy peaceful and undisturbed possession of all of the Collateral.

6.18 Business Loan.  All loans evidenced by the Note are and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in the commercial law provision of the Code.

6.19 Principal Place of Business & Collateral.  Borrower’s principal place of business and chief executive office is at 801 Travis Street, Suite 2100, Houston, TX 77002, all Collateral is located at such address or at 11372 US Highway 87, Nixon, TX 78140. Borrower has never changed its name, whether by amendment of its organizational documents or otherwise.

6.20 Certificate of Title.  No part of the Collateral is covered by a certificate of title or subject to any certificate of title law, unless Borrower has taken all steps required by Lender to cause such Collateral to be subject to a first priority Lien in favor of Lender in accordance with the applicable certificate of title laws.

6.21 Land.  The Land described on Exhibit A is all the real estate owned or leased by Borrower and any entity Guarantor (including Lazarus Energy which is the owner of the Land).

6.22 ADA Compliance.  Borrower’s office facilities and all places accessible to the public are accessible to physically handicapped person who may be employed or come to visit. The office layout is in compliance with the Uniform Federal Accessibility Standards (UFAS) or the American With Disabilities Act (ADA), which became effective January 26, 1992, as appropriate.

Article 7
Events of Default and Remedies

7.1 Events of Default.  If any of the following events (each an “Event of Default”) shall occur, then the Lender may do any or all of the following without any notice to Borrower (except as hereinafter expressly provided): (i) declare the Note to be, and thereupon such Note shall forthwith become, immediately due and payable, together with all accrued interest thereon and all fees and other amounts payable hereunder and under the other Loan Documents, without notice of any kind, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (ii) exercise its rights of offset against each account and all other Property of Borrower in the possession of the Lender, which right is hereby granted by Borrower to Lender; (iii) terminate Lender’s obligation to make the Loan or any further Advances under the Loan and (iv) exercise any and all other rights available to Lender under the Loan Documents, at law or in equity:

(a)
Borrower or Guarantor fails to make any payment of principal of or interest on the Note or in respect of any other Obligation under any Loan Document as and when due and such failure shall continue for a period of ten (10) days after written notice by Lender to Borrower (unless such ten (10) day period would unreasonably subject Lender to a material loss of its rights as set out in the Loan Documents, in which event such failure must be cured within such shorter period as Lender may require); or

(b)
Borrower or Guarantor shall fail to pay when due, or within any applicable period of grace, any principal of, or interest on, any other Indebtedness in excess of $100,000; or if the holder of such other Indebtedness declares, or may declare, such Indebtedness due prior to its stated maturity because of Borrower’s or Guarantor’s default thereunder; or

(c)
Any representation or warranty made by Borrower or Guarantor herein or by Borrower, Guarantor or any other Party in any other Loan Document or in any certificate, financial statement or other written statement furnished to Lender proves to have been incorrect, false or misleading in any material respect when made; or

(d)
Borrower, Guarantor or any other Party violates any covenant, agreement or condition or otherwise fails to perform any obligation (other than the obligation to pay principal of, or interest on, the Note) contained in this Agreement or any of the other Loan Documents or in connection with any other Indebtedness owed by Borrower, Guarantor or any other Party to Lender and such violation or failure continues uncured for a period of five (5) days after written notice from lender to Borrower (unless such five (5) day period would unreasonably subject Lender (in Lender’s view) to a material loss of its rights as set out in the Loan Documents, in which event such failure must be cured within such shorter period as Lender may require); or

(e)	Final judgment for the payment of money is rendered against Borrower or Guarantor and the same is not immediately paid or sufficiently bonded or escrowed; or

(f)
Borrower, Guarantor or any other Person claims, or any court finds or rules, that the Lender does not have a valid first priority perfected Lien under any Security Document (subject only to Liens permitted by the Loan Documents); or the Liens granted pursuant to the Security Documents fail to be valid first priority perfected Liens (subject only to Liens permitted by the Loan Documents); or any Security Document is terminated or otherwise ceases to be in full force and effect (except in accordance with its terms and not related to any Default hereunder); or any Loan Document or any material provision of any Loan Document without Lender’s consent is declared by a court of competent jurisdiction (or asserted by any Party) to be illegal, invalid or unenforceable or ceases to be legal, valid or enforceable; or

(g)
Borrower, Guarantor or any other Party sells, encumbers, or abandons (except as otherwise expressly permitted by the Loan Documents) any of the Property now or hereafter subject to any of the Security Documents; or any levy, seizure or attachment is made on any material portion thereof or thereon and same is not dismissed within 30 days; or any material portion of such Property is lost, stolen, substantially damaged or destroyed unless such loss, damage or destruction is in Lender’s judgment adequately covered by insurance; or

(h)
Borrower, Guarantor or any other Party makes a general assignment for the benefit of creditors or becomes insolvent or fails generally to pay its debts as they become due, or petitions or applies to any tribunal for the appointment of a trustee, custodian, receiver, (or other similar official) of Borrower, Guarantor or any other Party of all or any substantial part of the assets of Borrower, Guarantor or any other Party or commences a voluntary case or any other proceeding relating to Borrower, Guarantor or any other Party under any Debtor Relief Law; or

(i)
Any such petition or application is filed, or any such proceeding is commenced, against Borrower, Guarantor or any other Party and Borrower, Guarantor or such other Party by any act or omission indicates its approval, consent, or acquiescence thereto, or an order for relief is entered in an involuntary case under the federal bankruptcy laws as now or hereafter constituted, or an order, judgment or decree is entered appointing any such trustee, custodian, receiver, liquidator, or similar official or adjudicating Borrower or such other Party bankrupt or insolvent, or approving the petition in any such proceedings, and such order, judgment, or decree remains in effect for 30 days; or

(j)
Borrower, Guarantor or any other Party conceals, removes, or permits to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

(k)
Any event shall occur condition exist which results in a Material Adverse Effect; or any casualty has occurred to the Nixon Refinery or Storage Improvements that (i) in Lender’s or any insurance company’s determination would cause the Nixon Refinery or the Storage Improvements to be a total loss or destroyed or (ii) would affect more than 50% production or capacity of the Nixon Refinery or the Storage Improvements; or any Event of Abandonment occurs; or any Event of Taking shall occur and Lender is not satisfied with the steps being taken by Borrower to remedy the Event of Taking; or

(l)	Any litigation commences which hinders or delays the collection of any part of the Obligations or the exercise of any right or option of Lender; or

(m)	Death, incapacity, dissolution, business failure, merger, or similar event, adversely affects Borrower, Guarantor or any other Party; or

(n)	Borrower uses the Loan proceeds or Collateral in any manner different from the manner contemplated in the Loan Documents; or

(o)	Lender or any holder of the Note believes in good faith that the prospect of full payment of the Obligations or performance of any covenants or obligations by Borrower is impaired; or

(p)	Failure of Borrower to comply with the terms of the Conditional Commitment or the terms of any RBS Document; or

(q)	Any “Event of Default” has occurred under the LE Loan Agreement or any default occurs under any Loan Obligation;

(r)
Lazarus Energy or Borrower shall repay or prepay any portion of any debt owed to John H. Kissick or any other subordinated debt prior to (i) the payment in full in cash of all “Obligations” under the LE Loan Agreement and all Obligations under the Loan Documents and (ii) the termination of all commitments of Lender under the LE Loan Agreement and all commitments of Lender under this Agreement;

(s)
The payment in full in cash of the “Loan” and interest thereon under the LE Loan Agreement, unless either (i) Borrower repays all Obligations under the Loan Documents on the same date or (ii) John H. Kissick confirms in writing to Lender in a manner satisfactory to Lender that all debt of Lazarus Energy owing to John H. Kissick is and continues to be subordinated in right of payment to the payment in full of the Obligations;

(t)	Any event occurs which, with or without the passage of time or the giving of notice, would permit the holder of any prior lien on the Land to accelerate the prior lien debt; or

(u)
Failure (i) by Blue Dolphin to own 100% of the equity interests in Borrower or Lazarus Energy; (ii) by LEH to own at 80% of the voting equity interests in Blue Dolphin; (iii) by Carroll to own at least 50.1% of the voting equity interests in LEH; or (iv) by Carroll to be the President of Blue Dolphin or a member and board director of LEH;

provided, that if an Event of Default of the type described in Section 7.1(g) or (h) occurs, then the Note shall automatically without any action by any Person be immediately due and payable, together with all accrued interest thereon and all fees and other amounts payable hereunder and under the other Loan Documents, without notice of any kind, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived.

7.2 Other Remedies.  In addition to and cumulative of any rights or remedies provided for in Section 7.1 hereof, if any one or more Events of Default shall have occurred, the Lender may proceed to protect and enforce its rights hereunder, by any appropriate proceedings, and the Liens evidenced by the Security Documents shall be subject to foreclosure in any manner provided for therein or provided for by law as the Lender may elect. The Lender may also proceed either by the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents or to enforce the payment of the Note or to enforce any other legal or equitable right provided under this Agreement or the other Loan Documents, or otherwise existing under any law in favor of the holders of Indebtedness of Borrower.

Article 8
Miscellaneous

8.1 Not an Agent.  Nothing contained herein shall be construed to constitute Borrower or Guarantor as Lender’s agent for any purpose whatsoever and lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever same may be located and regardless of the cause thereof. Lender does not, by anything herein or in any assignment or otherwise, assume any of Borrower’s or Guarantor’s obligations under any contract or agreement assigned to Lender and Lender shall not be responsible in any way for the performance by Borrower or Guarantor or any of the terms and conditions hereof.

8.2 Notices.  Any notice or other document required or permitted to be delivered to any party hereto shall be in writing and shall be given or delivered by hand delivery, by depositing it with an overnight delivery service, by registered or certified mail, return receipt requested, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight delivery, or personal delivery as otherwise provided in this Section 8.2 to the party entitled to receive such notice or other document at the address specified adjacent to their signature on the signature pages of this Agreement or any such other address as such party shall request in a written notice made in compliance herewith. Any such notice or document will be deemed given or delivered on the earliest of the date actually received if sent by hand delivery, on the first Business day after deposit with an overnight delivery service, on the date deposited in the mail, if mailed, or on the date the telecopy is transmitted to the party’s telecopy number and confirmation of complete receipt is received by the transmitting party during normal business hours or the next Business Day if not confirmed during normal business hours. Actual notice, however and from whoever given or received, shall always be effective when received.

8.3 Waiver; Remedies Cumulative.  No failure to exercise and no delay in exercising on the part of Lender of any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other right, power or privilege. The rights and remedies provided in the Loan Documents are cumulative of, and not exclusive of, any rights or remedies provided by law, in equity, or in any other agreement or Loan Document, all of which Lender may pursue at any time and from time to time.

8.4 Assignment.  This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns; provided, however, Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender, and any such assignment or transfer without such consent shall be null and void. Borrower acknowledges and agrees that Lender may sell one or more participations or assign its interest in all or any part of the Loan to others.

8.5 Severability.  If a court of competent jurisdiction finds any provision of this Loan Agreement, the Note, or any other Loan Document to be invalid or unenforceable as to any Person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other Person or circumstance. If feasible, any such unenforceable or invalid provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if such provision cannot be so modified, it shall be stricken and all of the remaining provisions of the Loan Documents in all other respects shall remain valid and enforceable and in no way affected thereby.

8.6 Expenses, Etc.  Borrower shall pay or reimburse Lender on demand: (a) the fees and expenses of legal counsel to Lender, in connection with the preparation, negotiation, execution and delivery of this Agreement (including the Exhibits and schedules hereto), and the other Loan Documents and the making of the Loan, and any modification, supplement or waiver of any of the terms of this Agreement, or any other Loan Document; (b) out-of-pocket expenses incurred by Lender in connection with the preparation, documentation and administration of the Loan or any of the Loan Documents; and (c) all amounts expended, advanced or incurred by Lender to satisfy any obligation of Borrower, Guarantor or any Party under this Agreement or any other Loan Document to collect the Obligations or to enforce, protect, preserve or defend the rights of Lender under this Agreement or any other Loan Document, including without limitation, fees and expenses incurred in connection with Lender’s participation as a member of a creditors’ committee in a case commenced under the Bankruptcy Code or other similar law, fees and expenses incurred in connection with lifting the automatic stay prescribed in §362 of the Bankruptcy Code, fees and expenses incurred in connection with any action pursuant to §1129 of the Bankruptcy Code and all other customary out-of-pocket expenses incurred by Lender in connection with such matters, together with interest thereon at the Past Due Rate on each such amount until the date of reimbursement to Lender.

8.7 Indemnification.  Borrower shall indemnify the Lender and its Affiliates and their respective directors, officers, employees, representatives, advisors, attorneys, members, management, and agents from, and hold each of them harmless against, any and all losses (except loss of profits), liabilities, claims or damages to which any of them may become subject, except with respect to any indemnified party for such indemnified party’s gross negligence or willful misconduct (AND REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES), insofar as such losses (except loss of profits), liabilities, claims or damages arise out of or result from or relates to any (i) actual or proposed use by Borrower of the proceeds of any extension of credit by Lender hereunder; (ii) breach by Borrower of this Agreement or any other Loan Document or the breach by any Party of any Loan Document; (iii) violation by

Borrower or any other Party of any Legal Requirement; (iv) investigation, litigation or other proceeding relating to any of the foregoing, and Borrower shall reimburse Lender and its Directors, officers, employees and agents, upon demand for any expenses (including legal fees) incurred in connection with any such investigation or proceeding; (v) any transaction contemplated by the Loan Documents or the execution, delivery and performance of the Loan Documents or any other document in any way relating to the Loan Documents and the transactions contemplated by the Loan Documents (including any RBS Document and any Key Agreement); or (vi) taxes (excluding income taxes and franchise taxes) payable or ruled payable by any Governmental Authority in respect of the Obligations or any Loan Document, together with interest and penalties, if any.

8.8 Amendments, Etc.  No amendment or modification of this Agreement, the Note or any other Loan Document shall in any event be effective against Borrower unless the same shall be agreed or consented to in writing by Borrower. No amendment, modification or waiver of any provision of this Agreement, the Note or any other Loan Document, nor any consent to any departure by Borrower therefrom, shall in any event be effective against the Lender unless the same shall be agreed or consented to in writing by Lender (and RBS if deemed necessary by Lender), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.9 Limitation of Interest.  Borrower, Guarantor and Lender intend to strictly comply with all applicable federal and state laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply the usury laws of the State of Texas. Accordingly, the provisions of this Section 8.9 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term interest includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall Borrower or any other Person be obligated to pay, or Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other state, or (b) total interest in excess of the amount which Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Ceiling Rate. On each day, if the Ceiling Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Ceiling Rate for that day, and shall remain fixed at the Ceiling Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such Ceiling Rate imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Ceiling Rate; in which case, the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate to the Ceiling Rate. The daily interest rates to be used in calculating interest at the Ceiling Rate shall be determined by dividing the applicable Ceiling Rate by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 8.9, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Ceiling Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Ceiling Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to Lender, it shall be credited pro tanto against the then outstanding principal balance of Borrower’s obligations to lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

8.10 Survival.  The obligations of Borrower and Guarantor under each Loan Document to which each is a Party shall survive the repayment of the Loan.

8.11 Captions.  Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

8.12 Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.  Delivery of a signature page hereto via facsimile or electronic transmission shall be deemed to constitute delivery of an original signature page.

8.13 Governing Law; Waiver of Trial By Jury.  LENDER SHALL HAVE THE OPTION BY WHICH STATE LAWS THIS LOAN AGREEMENT SHALL BE GOVERNED AND CONSTRUED: (A) THE LAWS OF THE STATE OF TEXAS; OR (B) IF COLLATERAL HAS BEEN PLEDGED TO SECURE THE DEBT EVIDENCED BY THIS LOAN AGREEMENT, THEN BY THE LAWS OF THE STATE OR STATES WHERE THE COLLATERAL IS LOCATED, AT LENDER’S OPTION. THIS CHOICE OF STATE LAWS IS EXCLUSIVE TO THE LENDER. BORROWER SHALL NOT HAVE ANY OPTION TO CHOOSE THE LAWS BY WHICH THIS AGREEMENT SHALL BE GOVERNED. BORROWER AND GUARANTORS HEREBY CONSENT TO THE EXERCISE OF EXCLUSIVE JURISDICTION OVER IT BY ANY FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS OR ANY STATE COURT LOCATED IN DALLAS COUNTY SELECTED BY HOLDER, FOR THE PURPOSES OF ANY

AND ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THIS LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS. BORROWER AND GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT, ANY CLAIM BASED ON THE CONSOLIDATION OR PROCEEDINGS IN SUCH COURTS IN WHICH PROPER VENUE MAY LIE IN DIVERGENT JURISDICTIONS, AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER AND GUARANTORS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

8.14 Venue.  Borrower hereby irrevocably (a) agrees that any legal proceeding against Lender arising out of or in connection with the Loan Documents shall be brought in the district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, or elsewhere (collectively, the “Courts”); (b) submits to the nonexclusive jurisdiction of the Courts; (c) agrees and consents that service of process may be made upon it in any proceeding arising out of the Loan Documents or any transaction contemplated thereby by service of process as provided Texas law; (d) WAIVES, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of any Loan Document or the transactions contemplated thereby in the Courts; and (e) WAIVES any claim that any such suit, action or proceeding in any Court has been brought in an inconvenient forum. Nothing herein shall affect the right of Lender to commence legal proceedings or otherwise proceed against Borrower in any jurisdiction or to serve process in any manner permitted by applicable law. Borrower agrees that a final and nonappealable judgment in any such action or proceeding may be enforced in other jurisdictions in any manner provided by law.

8.15 Conflicts Between This Agreement and the Other Loan Documents.  In the event of any conflict between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall control.

8.16 Cross-Collateralization and Cross-Default. This Agreement, the Collateral and the Obligations are cross-collateralized and cross-defaulted with (a) the LE Loan Agreement, (b) the “Obligations” thereunder, (c) the collateral securing such obligations, (d) the obligations thereunder, and (e) the collateral securing such obligations.  Without limiting the foregoing, Borrower (and Lazarus Energy, by its signature below) and Lender contemplate and agree that Borrower and/or Lazarus Energy and Lender have engaged or may from time to time engage in various loan and financing transactions and that from time to time other circumstances may arise in which Borrower and/or Lazarus Energy becomes obligated to Lender, including under the LE Loan Agreement and under transactions of a type that are very different from the transactions evidenced by the Loan Documents, including by notes, advances, overdrafts, bookkeeping entries, guaranty agreements, deeds of trust, or any other method or means (each a “Loan Obligation”).  Borrower (and Lazarus Energy, by its signature below) and Lender agree that all such transactions will be secured by the Collateral, and that the Obligations arising under this Agreement and the other Loan Documents will be secured by any collateral granted in connection with such Loan Obligation.  Repayment of all Obligations and performance of all other obligations under this Agreement by Borrower and/or Lazarus Energy shall not terminate Lender’s security interest in the Collateral, unless Lender executes a written release.  If any default occurs under any Loan Obligation, then Lender may declare an Event of Default.  An Event of Default shall be a default under any such Loan Obligation.  Lender’s failure to exercise cross-defaults shall not constitute a waiver by Lender of such right.

8.17 Patriot Act Notice.  Lender hereby notifies Borrower and each Guarantor that pursuant to the requirements of Section 326 of the USA Patriot Act of 2001, 31 U.S.C. § 5318 (the “Act”), that Lender is required to obtain, verify and record information that identifies such Persons, which information includes the name and address of such Persons and other information that will allow Lender to identify such Person in accordance with the Act.

8.18 Priority of Insurance Assignment.  Borrower, Guarantors and Lender  confirm and agree that (a) Lender has been assigned the Carroll Life Insurance Policy pursuant to the Insurance Assignment; (b) the Insurance Assignment secures, among other things, all liabilities of Borrower and Lazarus Energy to Lender (including under the LE Loan Agreement and related loan documents and including under this Agreement and the Loan Documents); (c) the Insurance Assignment is subordinate to a prior assignment of the Carroll Life Insurance Policy in favor of One World Bank; and (d) the proceeds of the Carroll Life Insurance Policy shall be applied to repay all of the “Obligations” under the LE Loan Agreement up to $5,000,000 prior to repaying the Obligations (except that any remaining amounts, if any, after repayment of the first $5,000,000 of the “Obligations” under the LE Loan Agreement and after repayment of the Obligations may thereafter continue to be applied to repay the “Obligations” under the LE Loan Agreement).  Borrower and Guarantors agree not to increase or permit any of its Affiliates to increase, after the date hereof, the principal amount of its indebtedness to One World Bank without the consent of Lender.

[The Remainder of This Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LENDER:

Sovereign Bank

By: _______________________________
Name: _____________________________
Title: ______________________________

Address for Notice:

17950 Preston Road, Suite 500
Dallas, Texas 75252
Attn: Kathryn Walker, Senior Vice President
Telecopy No.: 972-713-1122

BORROWER:

Lazarus Refining & Marketing, LLC

By: Blue Dolphin Energy Company, a Delaware
corporation, its sole member

By: _______________________________
Name: Jonathan Pitts Carroll, Sr.
Title: President

Address for Notice:

801 Travis Street, Suite 2100
Houston, Texas 77002
Attn: Jonathan Pitts Carroll, Sr.
Telecopy No.: 866-804-9066

GUARANTORS:

Jonathan Pitts Carroll, Sr., as Guarantor

Address for Notice:

c/o Lazarus Energy Holdings LLC
801 Travis Street, Suite 2100
Houston, Texas 77002
Attn: Jonathan Pitts Carroll, Sr.
Telecopy No.: 866-804-9066

Blue Dolphin Energy Company, as Guarantor

By: _______________________________
Name: Jonathan Pitts Carroll, Sr.
Title: President

Address for Notice:

801 Travis Street, Suite 2100
Houston, Texas 77002
Attn: Jonathan Pitts Carroll, Sr.
Telecopy No.: 866-804-9066

Lazarus Energy LLC, as Guarantor

By: Blue Dolphin Energy Company, a Delaware
corporation, its sole member

By: _______________________________
Name: Jonathan Pitts Carroll, Sr.
Title: President

Address for Notice:

801 Travis Street, Suite 2100
Houston, Texas 77002
Attn: Jonathan Pitts Carroll, Sr.
Telecopy No.: 866-804-9066

Lazarus Energy Holdings LLC, as Guarantor

By: _______________________________
Name: Jonathan Pitts Carroll, Sr.
Title: Member

Address for Notice:

801 Travis Street, Suite 2100
Houston, Texas 77002
Attn: Jonathan Pitts Carroll, Sr.
Telecopy No.: 866-804-9066

EXHIBIT A

LEGAL DESCRIPTION OF LAND

Being a 56.309 ACRE TRACT situated George McPeters Survey, A-419, Wilson County, Texas. Said 56.309 ACRE TRACT is that tract conveyed by Bill Klingemann, Substitute Trustee, to Notre Dame Investors, Inc, by Substitute Trustee’s Deed, in Volume 1159 at Page 609, dated May 06, 2003 and is comprised of all the tract called 51.30 acres in conveyance from Leal Petroleum Corporation to American Petro Chemical Corporation recorded in Volume 842 at Page 705 and all of a tract called 5.000 acres in conveyance from Notre Dame Refining Corporation to American Petro Chemical Corporation recorded in Volume 1049 at Page 651 of the Official Records of said county. Said 56.309 acre tract subsequently called 56.309 Acres in conveyance from Notre Dame Investors, Inc. to Lazarus Energy, L.L.C. recorded in Volume 1342 at Page 687 of the Official Public Records and being described by metes and bounds as follows:

BEGINNING at a one-half inch diameter rebar set with cap (B&A) marking the northwest corner of the tract herein described, same being the northwest corner of said 51.30 acre tract, northeast corner of a tract called Tract 2-B (41.245 acres) in Volume 685 at Page 101, lying in the south line of a tract called 7.654 acres in Volume 271 at Page 30, further described as lying in the south line of U.S. Highway No. 87; said point bears N 76° 16’ 00” E, 1495.62 feet from a concrete right of way marker found;

THENCE with a segment of the north line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 7.654 acre tract, along a segment of the south line of U.S. Highway 87, N 76° 16’ 00” E, 140.71 feet (called N 76° 16’ E, 140.0 feet – basis of bearing) to a one-half inch diameter rebar set with cap (B&A) marking a north corner of the tract herein described, same being the north corner of said 51.30 acre tract, northwest corner residue called 640 acres in Volume X at Page 136;

THENCE continuing with the north line of the tract herein described, same being the common line of said 51.30 acre tract with that of said residue 640 acre tract and a tract called 1.666 acres in Volume 1030 at Page 772 as follows:

S 13° 27’ 49” E, 208.63 feet (called S 13° 37’ E, 207.4 feet) to a five-eighths inch diameter rebar found near a two way fence corner,

N 76° 26’ 34” E, 368.79 feet (called N 76° 29’ E, 368.4 feet) to a one-half inch diameter rebar set with cap (B&A),

N 76° 28’ 28” E, 31.40 feet (called N 76° 49’ E, 31.4 feet) to a five-eighths inch diameter rebar found near a two way fence corner,

S 13° 55’ 25” E, 238.17 feet (called S 14° 00’ E, 238.0 feet) to a five-eighths inch diameter rebar found marking a re-entrant corner of the tract herein described, same being the southwest corner of said residue 640 acre tract,

N 76° 06’ 05” E, at 386.77 feet a one inch diameter iron pipe found and at, 388.52, (N 76° 16’ E, 388.1 feet) to a one-half inch diameter rebar set with cap (B&A) marking a re-entrant corner of the tract herein described, same being the southeast corner of said residue 640 acre tract and

N 13° 36’ 45” W, at 1.84 feet a one inch diameter iron pipe found and at 446.92 feet (called N 13° 37’ W, 447.1 feet) to a one-half inch diameter rebar found marking a north corner of the tract herein described, same being the northeast corner of said 1.666 acre tract, lying in the south line of said 7.654 acre tract, further described as lying in the south line of U.S. Highway 87;

THENCE continuing with the north line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 5.000 acre tract with that of said 7.654 acre tract, along a segment of the south line of U.S. Highway 87 as follows:

N 76° 16’ 00” E, 275.15 feet (called N 76° 16’ E, 275.3 feet) to a railroad spike found in asphalt driveway,

N 81° 58’ 38” E, 100.50 feet (called N 82° 12’ E, 99.2 feet) to a one-half inch diameter rebar set with cap (B&A),

N 76° 16’ 00” E, 800.00 feet (called N 76° 14’ E, 800.5 feet) to a one-half inch diameter rebar set with cap (B&A),

N 70° 33’ 22” E, 100.50 feet (called N 70° 43’ E, 101.2 feet) to a concrete right of way marker found broken, and

N 76° 16’ 00” E, 464.56 feet (in total called No record call, and N 75° 02’ 04” E, 278 feet) to a one-half inch diameter rebar set with cap (B&A) marking the northeast corner of the tract herein described, same being the northeast corner of said 5.000 acre tract, lying in the south line of said 7.654 acre tract, being the northwest corner of a tract called 200.008 acres in Volume 691 at Page 41; said point bears S 76° 16’ 00” W, 278.37 feet from an iron pipe found;

THENCE with the east line of the tract herein described, same being a segment of the common line of said 5.000 acre tract and said 51.30 acre tract with that of said 200.008 acre tract as follows: S 13° 43’ 44” E, 783.78 feet (called S 15° 01’ E, 783.5 feet) to a five-eighths inch diameter rebar found near a two way fence corner marking the east most southeast corner of the tract herein described, same being the southeast corner of said 5.000 acre tract, re-entrant corner of said 200.008 acre tract,

S 76° 16’ 39” W, 277.87 feet (called S 75° 02’ 04” W, 278 feet) to a five-eighths inch diameter rebar found marking a re-entrant corner of the tract herein described, same being the southwest corner of said 5.000 acre tract, lying in the east line of said 51.30 acre tract and being a north corner of said 200.008 acre tract, and

S 13° 24’ 23” E, 261.29 feet (called S 13° 24’ E, 261.7 feet) to a four inch diameter iron pipe post fence corner marking the south most southeast corner of the tract herein described, same being the southeast corner of said 51.30 acre tract and re-entrant corner of said 200.008 acre tract;

THENCE with the south line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 200.008 acre tract as follows:

S 76° 08’ 20” W, 768.00 feet (called S 76° 10’ W, 768.0 feet) to a one-half inch diameter rebar set with cap (B&A), and

S 76° 15’ 20” W, 1619.78 feet (called S 76° 17’ W, 1619.8 feet) to a five-eighths inch diameter rebar found near a three way fence corner marking the southwest corner of the tract herein described, same being the southwest corner of said 51.30 acre tract, lying in the north line of said 200.008 acre tract and being the southeast corner of said 41.245 acre tract;

THENCE with the west line of the tract herein described, same being the common line of said 51.30 acre tract and said 41.245 acre tract as follows:

N 13° 57’ 38” W, 223.50 feet (called N 13° 55’ W, 223.5 feet) to a one-half inch diameter rebar set with cap (B&A),

N 13° 53’ 37” W, 373.70 feet (called N 13° 51’ W, 373.7 feet) to a fence post, and

N 13° 49’ 38” W, 449.84 feet (called N 13° 47’ W, 448.8 feet) to the PLACE OF BEGINNING and containing 56.309 ACRES OF LAND.

EXHIBIT B

FORM OF PROMISSORY NOTE

[To be attached]

EXHIBIT C

FORM OF CONSTRUCTION RIDER

[To be attached]

EXHIBIT D

FORM OF BORROWER’S AFFIDAVIT

[To be attached]